                                                                  EXECUTION COPY

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                          SALE AND PURCHASE AGREEMENT

                                (MDD BUSINESS)


                         dated as of January 28, 1998

                                    between

                               THE BOC GROUP PLC

                                      and

                         BECTON, DICKINSON AND COMPANY


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

                               TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS
SECTION 1.01.  Certain Defined Terms................................................   2
SECTION 1.02.  Other Defined Terms..................................................   9

                                  ARTICLE II

                               PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale of the Business, the MSD/SPD Business, the PPD
               Business.............................................................  12
SECTION 2.02.  [Reserved]...........................................................  14
SECTION 2.03.  Assumption of Liabilities............................................  14
SECTION 2.04.  Purchase Price; Allocation of Purchase Price.........................  15
SECTION 2.05.  Adjustment of Purchase Price.........................................  15
SECTION 2.06.  Closing..............................................................  25
SECTION 2.07.  Closing Deliveries by the BOC Group..................................  26
SECTION 2.08.  Closing Deliveries by the Purchaser..................................  26

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE BOC GROUP

SECTION 3.01.  Subsidiaries of the Business; Discontinued Operations................  27
SECTION 3.02.  Incorporation and Authority of the BOC Group and the BOC
               Companies............................................................  27
SECTION 3.03.  Capital Stock of the Subsidiaries; Title to Transferred Assets.......  28
SECTION 3.04.  No Conflict..........................................................  28
SECTION 3.05.  Consents and Approvals...............................................  29
SECTION 3.06.  Financial Information................................................  29
SECTION 3.07.  Absence of Undisclosed Liabilities, Etc..............................  31
SECTION 3.08.  Absence of Certain Changes or Events.................................  32
SECTION 3.09.  Litigation...........................................................  32
SECTION 3.10.  Compliance with Laws; Certain Regulatory Matters.....................  33
SECTION 3.11.  Licenses and Permits.................................................  33
SECTION 3.12.  Environmental Matters................................................  34
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                                      -i-
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SECTION 3.13.  Receivables........................................................... 35
SECTION 3.14.  Inventories........................................................... 35
SECTION 3.15.  Intellectual Property................................................. 35
SECTION 3.16.  Material Contracts.................................................... 36
SECTION 3.17.  Real Property......................................................... 37
SECTION 3.18.  Employee Benefit Matters.............................................. 38
SECTION 3.19.  Labor Matters......................................................... 40
SECTION 3.20.  Taxes................................................................. 41
SECTION 3.21.  Assets of the Business................................................ 42
SECTION 3.22.  Insurance............................................................. 42
SECTION 3.23.  Books and Records..................................................... 42
SECTION 3.24.  Warranties............................................................ 42
SECTION 3.25.  Brokers............................................................... 43

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Incorporation and Authority of the Purchaser.......................... 43
SECTION 4.02.  No Conflict........................................................... 43
SECTION 4.03.  Consents and Approvals................................................ 44
SECTION 4.04.  Litigation............................................................ 44
SECTION 4.05.  Investment Purpose.................................................... 44
SECTION 4.06.  Financing............................................................. 44
SECTION 4.07.  Brokers............................................................... 44

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing.............................. 45
SECTION 5.02.  Access to Information; Confidentiality................................ 48
SECTION 5.03.  Investigation......................................................... 50
SECTION 5.04.  Books and Records..................................................... 51
SECTION 5.05.  Satisfaction of Conditions Precedent; Regulatory and Other
               Authorizations; Notices and Consents.................................. 52
SECTION 5.06.  Notification to Governmental Authorities.............................. 54
SECTION 5.07.  Payment of Intercompany Accounts Payable.............................. 54
SECTION 5.08.  Non-Competition....................................................... 55
SECTION 5.09.  No Solicitation....................................................... 55
SECTION 5.10.  Bulk Transfer Laws.................................................... 55
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                                     -ii-
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SECTION 5.11.  Use of the BOC Group's Name........................................ 56
SECTION 5.12.  Intercompany Debt.................................................. 56
SECTION 5.13.  Insurance Coverage................................................. 56
SECTION 5.14.  Guaranties......................................................... 57
SECTION 5.15.  Transition Services................................................ 57
SECTION 5.16.  Shared Facilities.................................................. 58
SECTION 5.17.  Further Action..................................................... 58
SECTION 5.18.  Conduct of Retained Litigation..................................... 58
SECTION 5.19.  Notice of Certain Events or Occurrences............................ 58

                                  ARTICLE VI

                               EMPLOYEE MATTERS

SECTION 6.01.  Certain Severance Benefits; Certain Arrangements................... 58
SECTION 6.02.  [Reserved]......................................................... 59
SECTION 6.03.  Additional Provisions Relating to Foreign Employees................ 59
SECTION 6.04.  Other Employee Benefits Matters.................................... 62
SECTION 6.05.  Collective Bargaining Agreements; Certain Employee Benefits........ 64

                                  ARTICLE VII

                                  TAX MATTERS

SECTION 7.01.  Sales, Use and Other Transfer Taxes................................ 65
SECTION 7.02.  Property Taxes..................................................... 65
SECTION 7.03.  Tax Indemnities.................................................... 66
SECTION 7.04.  Refunds and Tax Benefits........................................... 68
SECTION 7.05.  Contests........................................................... 69
SECTION 7.06.  Preparation of Tax Returns......................................... 71
SECTION 7.07.  Cooperation and Exchange of Information............................ 72
SECTION 7.08.  Allocation of Purchase Price....................................... 72
SECTION 7.09.  Miscellaneous...................................................... 73

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of the BOC Group......................... 73
SECTION 8.02.  Conditions to Obligations of the Purchaser......................... 74
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                                     -iii-
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                                  ARTICLE IX

                                INDEMNIFICATION
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SECTION 9.01.  Survival of Representations and Warranties.............. 76
SECTION 9.02.  Indemnification by the Purchaser........................ 76
SECTION 9.03.  Indemnification by the BOC Group........................ 78

                                   ARTICLE X

                             TERMINATION AND WAIVER

SECTION 10.01. Termination............................................. 81
SECTION 10.02. Effect of Termination................................... 81
SECTION 10.03. Waiver.................................................. 82

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Expenses................................................ 82
SECTION 11.02. Notices................................................. 82
SECTION 11.03. Public Announcements.................................... 83
SECTION 11.04. Headings................................................ 83
SECTION 11.05. Severability............................................ 83
SECTION 11.06. Entire Agreement........................................ 84
SECTION 11.07. Assignment.............................................. 84
SECTION 11.08. No Third Party Beneficiaries............................ 84
SECTION 11.09. Amendment............................................... 84
SECTION 11.10. Specific Performance.................................... 84
SECTION 11.11. Governing Law; Submission to Jurisdiction............... 85
SECTION 11.12. Payments on Behalf of Affiliates........................ 85
SECTION 11.13. Counterparts............................................ 85
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                                     -iv-

EXHIBITS

     A              Non-U.S. Subsidiaries
     B-1            MDD Non-U.S. Subsidiaries
     B-2            MSD/SPD Non-U.S. Subsidiaries
     C              Certain Non-U.S. Subsidiaries
     D              Second Tier Subsidiaries
     1.01(a)        Form of License Agreement
     2.04(b)        Allocation of Purchase Price
     5.01(c)(viii)  Capital Expenditures Budget
     5.15           Form of Transition Services Agreement
     5.16           Shared Facilities Procedures
     8.01(b)        Required Governmental Approvals

SCHEDULES

     1.01(a)        Excluded Assets
     1.01(b)        Responsible Persons
     3.06(a)        Financial Statements
     3.06(b)        Divisional Financial Statements
     3.06(c)        Ohmeda Center Financial Statements
     3.06(d)        Financial Statement Reconciliation
     3.06(e)        Reference Balance Sheet
     3.06(f)        Reference Divisional Balance Sheet
     3.06(g)        Reference Ohmeda Center Divisional Balance Sheet
     5.11           Zeta Device

          SALE AND PURCHASE AGREEMENT (MDD BUSINESS) dated as of January 28, 1998 between THE BOC GROUP PLC, a company organized under the laws of England (the "BOC GROUP"), and BECTON, DICKINSON AND COMPANY, a New Jersey corporation (the "PURCHASER").


                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, the BOC Group, through various entities, is engaged in certain businesses (collectively, the "OHMEDA BUSINESS") described in the Descriptive Memorandum dated August 4, 1997 previously distributed to the Purchaser (the "DESCRIPTIVE MEMORANDUM"), namely, the businesses of the Medical Devices Division ("MDD"), the Medical Systems Division ("MSD"), the Specialty Products Division ("SPD") and the Pharmaceutical Products Division ("PPD");

          WHEREAS, the BOC Group wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the BOC Group, the business engaged in by MDD, the assets, liabilities and results of operations of which are reflected in the Descriptive Memorandum, as modified by the Carve-Out Allocation Protocol (as defined below) (the "BUSINESS"), upon the terms and subject to the conditions set forth herein;

          WHEREAS, the BOC Group and the Purchaser intend that the sale and purchase of the Business contemplated hereby shall have economic effect as of the earlier of the actual closing date and April 4, 1998, such that the profits and losses of the Business and other normal business risks of the Business after such date would, subject to the representations, warranties and indemnities contained herein, be the responsibility of the Purchaser, and that the Business be operated in trust for the account of the Purchaser from such date to the actual closing date; and

          WHEREAS, simultaneously herewith, the BOC Group is entering into (i) a Sale and Purchase Agreement (MSD/SPD Business) (the "MSD/SPD PURCHASE AGREEMENT") with Instrumentarium Corporation ("INSTRUMENTARIUM"), pursuant to which the BOC Group has agreed to sell to Instrumentarium, and Instrumentarium has agreed to purchase from the BOC Group, the businesses engaged in by MSD and SPD, upon the terms and subject to the conditions set forth therein, (ii) a Sale and Purchase Agreement PPD Business) (the "PPD PURCHASE AGREEMENT") with Baxter International Inc. ("BAXTER"), pursuant to which the BOC Group has agreed to sell to Baxter and Baxter has agreed to purchase from the BOC Group, the business engaged in by PPD, upon the terms and subject to the conditions set forth therein, and (iii) a Sale and Purchase Agreement (INO Business) (the "INO PURCHASE AGREEMENT") with INO Holdings LLC, a Delaware limited liability company ("NEWCO"), pursuant to which the BOC Group has agreed to sell to Newco, and Newco has agreed to purchase from the BOC

Group, the business relating to the INO Development Program, upon the terms and subject to the conditions set forth therein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the BOC Group and the Purchaser hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings:

          "ACTION" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitrator.

          "AFFILIATE" means, with respect to any specified Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "AFFILIATED GROUP" means any "affiliated group" as defined in Section 1504(a) of the Code.

          "AGREEMENT" means this Sale and Purchase Agreement (MDD Business) dated as of January 28, 1998 between the BOC Group and the Purchaser (including the Exhibits and Schedules attached hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions hereof.

          "ANCILLARY AGREEMENTS" means (a) the Asset Transfer and Assumption Agreements, (b) the License Agreement and (c) the Transition Services Agreement.

          "ASSET TRANSFER AND ASSUMPTION AGREEMENT" means an agreement, the form of which shall be agreed upon by the BOC Group and the Purchaser prior to the Closing, to be dated the Closing Date, pursuant to which a Subsidiary will transfer to the Purchaser or one or more of its direct or indirect wholly owned subsidiaries the assets owned by such Subsidiary and used primarily in the Business, and the Purchaser will assume certain liabilities of such Subsidiary.

          "AUDITED BALANCE SHEET" means the combined balance sheet of the Ohmeda Business dated as of September 30, 1997 included in the Financial Statements.

          "BOC GROUP CONTROLLED PERSON" means all majority owned subsidiaries of the BOC Group other than Afrox Limited.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in the cities of New York or London.

          "CODE" means the United States Internal Revenue Code of 1986, as amended.

          "CUT-OFF DATE" means the earlier of (a) the Closing Date and (b) April 4, 1998.

          "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the date hereof delivered to the Purchaser by the BOC Group.

          "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge or other encumbrance of any kind.

          "ENVIRONMENTAL LAW" means any applicable Law relating to protection of the environment.

          "ENVIRONMENTAL PERMIT" means any permit, approval, registration, waiver, identification number or license required under any Environmental Law.

          "EPA" means the United States Environmental Protection Agency.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

          "EXCLUDED ASSETS" means all right, title and interest of the BOC Group or any BOC Company in the assets listed on Schedule 1.01(a).

          "EXCLUDED LIABILITIES" means:

          (a) liabilities to employees and former employees of the BOC Companies retained by the BOC Group pursuant to Article VI or the applicable Asset Transfer and Assumption Agreement;

          (b)  liabilities arising from the Retained Litigation;

          (c) liabilities arising from or in connection with any discontinued businesses and disposed real property;

          (d) liabilities arising primarily from the Excluded Assets;

          (e) any intercompany debt between the Business, on the one hand, and the BOC Group and its Affiliates (including MSD, SPD and PPD), on the other hand, other than normal and customary accounts receivable and accounts payable within the scope of Section 5.07(c);

          (f) liabilities arising from or in connection with the conduct prior to the Closing Date of any business of the BOC Group or any of its Affiliates other than the Business;

          (g) any costs or expenses incurred by the BOC Group or any of its Subsidiaries in connection with the Transactions, including the fees and expenses of JP Morgan referred to in Section 3.24 and the costs associated with the restructuring of the activities of the Business in Sweden;

          (h) except as otherwise specifically provided for in Articles VI and VII of this Agreement and the Ancillary Agreements, any liabilities of any Subsidiary for or in respect of Taxes arising in respect of any taxable period ending on or before the Closing Date (including, except as provided in Section 7.01, Taxes imposed in connection with the Transactions and the transactions contemplated by the MDD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement), but only to the extent such Taxes are in excess of the amount specifically reserved on the Cut-Off Date Carve-Out Balance Sheet for Taxes (as identified on a schedule attached thereto, but excluding any reserves for deferred Taxes) imposed on or with respect to the Assets or the Subsidiaries;

          (i) liabilities arising from Existing Personal Injury Claims;

          (j) indebtedness for borrowed money and other liabilities required by U.K. GAAP to be reflected on a balance sheet as debt;

          (k) long-term disability and, in the case of clause (i), postretirement medical and life insurance, coverage relating to (i) employees of the Business who are on long-term disability under a BOC Benefit Plan as of the Closing Date and (ii) employees of the Business who are on short-term disability under a BOC Benefit Plan as of the Closing Date who become eligible for long-term disability benefits after the Closing Date;

          (l) the obligation to provide continuation coverage (including, without limitation, continuation coverage under the consolidated Omnibus Budget Reconciliation Act of 1985, as amended), which obligation relates to events arising prior to the Closing Date under a BOC Benefit Plan which is a medical or dental plan;

          (m) liabilities relating to The BOC Group Pension Plan, the BOC 401(k) Plan or any Shared Plan, other than any liabilities that (i) are assumed by the Purchaser pursuant to Article VI or (ii) result from an act or omission by the Business or any third party that is acting at the request or on behalf of the Business that constitutes a violation of the terms of such plan or applicable Law or relates to the administration of such plan;

          (n) unfunded liabilities accrued prior to the Closing Date under (i) The BOC Group, Inc. Deferred Compensation Plan or (ii) The BOC Group, Inc. Pension Excess Plan;

          (o) medical and insurance claims incurred prior to the Closing Date under a welfare plan that is (i) a self-insured BOC Benefit Plan or (ii) an insured BOC Benefit Plan that is not transferred to or assumed by the Purchaser (and for this purpose, medical claims shall be deemed to be incurred as of the date the related services are performed, and life insurance claims shall be deemed to be incurred on the applicable date of death);

          (p) workers' compensation coverage relating to employees of the Business for events arising prior to the Closing Date under a workers' compensation program maintained by the BOC Group or any of its Affiliates (other than the BOC Companies); and

          (q) any liabilities that are specifically designated as "Excluded Liabilities" under Section 6.01 or 6.03(a)(ii); provided, however, that to the extent that reserves relating to any Excluded Liabilities described in subsection (m), (n), (o) or (p) above have been reflected in the Reference Balance Sheet, such reserves shall be reallocated to the BOC Group prior to the Cut-Off Date.

          "EXISTING PERSONAL INJURY CLAIMS" means Actions arising from personal injuries (i) that occurred prior to the Cut-Off Date which were caused or allegedly caused by products or services manufactured, sold or distributed by the Business and (ii) whenever occurring, which were caused or allegedly caused by (x) services that were part of a line of service of the Business that was discontinued prior to the Cut-Off Date or (y) a product of the Business if such product or an updated modified version thereof was no longer being manufactured, sold or distributed by the Business as of the Cut-Off Date.

          "FOREIGN EMPLOYEES" means employees of the Business employed by a BOC Company which is incorporated or organized outside the United States, other than those employees listed on Section 3.18(a) of the Disclosure Schedule.

          "FTC" means the United States Federal Trade Commission.

          "GOVERNMENTAL AUTHORITY" means any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal, or judicial or arbitral body whether federal, state, provincial, local or foreign.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered or made by or with any Governmental Authority.

          "HAZARDOUS MATERIALS" means chemicals or substances regulated as toxic or hazardous under Environmental Laws.

          "HEALTHCARE PRODUCTS" means products manufactured, sold or distributed, or in development, by the Business on the date hereof.

          "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INCLUDING" means including, without limitation.

          "INO DEVELOPMENT PROGRAM" means the Ohmeda Business's existing clinical development program for products based on inhaled nitric oxide, together with the assets and liabilities to be allocated thereto pursuant to the INO Carve-Out Allocation Protocol.

          "INTELLECTUAL PROPERTY" means (a) inventions, ideas and conceptions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending patent application or applications, (b) patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein, (c) trademarks, service marks, trade dress, logos, whether or not registered, including all common law rights, and registrations and applications for registration thereof, and the goodwill associated therewith, (d) copyrights (registered or otherwise) and registrations and applications for registration thereof, (e) computer software, including source code, object code, executable code, operating systems and specifications, and other materials related thereto and (f) trade secrets and confidential, technical or business information including know-how and show-how, manufacturing and production processes and techniques, testing and analytical methods, research and development information, drawings, specifications, designs, plans, proposals, technical data, and the like.

          "INTERIM PERIOD" means the period from and including the first day after the Cut-Off Date through and including the Closing Date.

          "IRS" means the United States Internal Revenue Service.

          "KNOWLEDGE" means, with respect to the BOC Group and the BOC Companies, the actual knowledge, after due inquiry, of the persons set forth on
Schedule 1.01(b), and any successor to the responsibilities of such persons at the time in question.

          "LAW" means any statute, law, ordinance, regulation, rule, code, order or requirement of any Governmental Authority.

          "LEASED REAL PROPERTY" means all the real property that is leased by a BOC Company and is used primarily in the Business, together, in each case, with all buildings, fixtures and improvements located thereon.

          "LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property that is licensed by a BOC Company from a third party and is used primarily in the Business.

          "LICENSE AGREEMENT" means an agreement, to be dated the Closing Date, between the BOC Group and the Purchaser substantially in the form of Exhibit 1.01(a) hereto.

          "MATERIAL ADVERSE EFFECT" means any change in, or effect on, the Business as currently conducted that is materially adverse to the business, results of operations or financial condition of the Business, taken as a whole.

          "MEDICAL GASES BUSINESS" means the development, manufacture, sale and distribution of medical gases, including oxygen, nitrous oxide, nitrogen, carbon dioxide, helium and breathing air, for non-anesthesia purposes (other than nitrous oxide and xenon), together with equipment used in the supply, calibration or storage of such medical gases, including flow meters, medical gas regulators, cascade manifold systems, automatic switchover systems, calibration equipment, valve outlets, cylinders and adapters, connector storage systems and related accessories.

          "MEDICAL PRODUCT PERMIT" means any Permit from or issued by any Medical Product Regulatory Authority.

          "MEDICAL PRODUCT REGULATORY AUTHORITY" means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, sale or marketing of medical products.

          "MSD/SPD BUSINESS" means the "Business" as defined in the MSD/SPD Purchase Agreement.

          "OHMEDA UK" means the English unlimited company Ohmeda, registered number 536128.

          "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by a BOC Company and used primarily in the Business.

          "OWNED REAL PROPERTY" means all the real property owned by a BOC Company and used primarily in the Business, together, in each case, with all buildings, fixtures and improvements thereon.

          "PERMITTED ENCUMBRANCES" means any Encumbrances that do not significantly interfere, individually or in the aggregate, with the value or uses (current or anticipated by the Business as of the date of this Agreement) of the assets to which they relate.

          "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended.

          "PPD BUSINESS" means the "Business" as defined in the PPD Purchase Agreement.

          "PURCHASER'S 401(K) PLAN" means a defined contribution plan to be designated by the Purchaser.

          "REAL PROPERTY" means the Leased Real Property and the Owned Real Property.

          "REFERENCE AMOUNT" means US$95.4 million.

          "REFERENCE BALANCE SHEET" means the unaudited combined statement of capital employed of the Ohmeda Business as of December 31, 1997, attached hereto as Schedule 3.06(b).

          "REFERENCE DIVISIONAL BALANCE SHEET" means the unaudited statement of capital employed of MDD as of December 31, 1997, attached hereto as Schedule 3.06(c).

          "RETAINED LITIGATION" means the pending litigation matters entitled
(a) Spectramed vs. Gould, #92 CH 7239, Circuit Court of Cook County, Chancery Division, Illinois, (b) Red Lion Medical Safety, et al vs. Ohmeda, Inc., #Civ-S-96-1919 DFL, GGH, (c) The BOC Group Inc., Ohmeda Pharmaceutical Products Division Inc., Ohmeda Caribe Inc. vs. Inhalon Pharmaceuticals Inc., Michael Fitiak, D. Kollmorgen, Ross Terrell, John

Wynne, #1995 CE 2312, Court of Common Pleas of Northampton County, Commonwealth of Pennsylvania and any derivative claim arising therefrom, (d) O.E. Meyer & Sons v. The BOC Group, Inc., No. 87-CV-419, Court of Common Pleas of Erie, Ohio, and (e) the dispute between Ohmeda, Inc. and Dragerwerk AG arising out of the Patent-Technology License Agreement dated May 23, 1991.

          "TAX" or "TAXES" means (a) all taxes, charges, fees, levies, duties, imposts, or other similar assessments, including income, gross receipts, ad valorem, excise, real property, personal property, windfall profit, sales, use, transfer, stamp, licensing, withholding, employment, payroll, minimum, estimated and franchise taxes imposed by the United States or any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States, or any such government and (b) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with, any such tax or taxes.

          "TRANSFERRED ASSETS" means the Assets and the other assets of the Subsidiaries to be purchased, directly or indirectly, by the Purchaser pursuant to Section 2.01.

          "U.K. GAAP" means United Kingdom generally accepted accounting principles as in effect from time to time.

          "UNITED STATES" means the United States of America and its territories, including Puerto Rico.

          "UNITED STATES EMPLOYEES" means employees of the Business, other than Foreign Employees.

          "VAT" means the tax imposed by the Sixth Council Directive of the European Communities and any national legislation implementing that directive together with legislation supplemental thereto and any equivalent or similar tax in any other jurisdiction in which there is to be a sale of assets.

          SECTION 1.02.  Other Defined Terms.  The following terms shall have
                         -------------------
the meanings defined for such terms in the Sections set forth below:

          Term:                                    Section:
          -----                                    --------

          Agreed Transfer Payment                  6.03(b)(i)
          Assets                                   2.01
          Assumed Liabilities                      2.03
          Base Purchase Price                      2.04(a)
          Baxter                                   Recitals

          BOC Benefit Plans                        3.18(a)
          BOC Companies                            2.01
          BOC Group                                Preamble
          BOC Group's Accountants                  2.05(c)
          BOC Group Indemnified Party              9.02(a)
          BOC Group's Threshold Amount             9.03(b)
          BOC Group's Severance Plan               6.01
          Business                                 Recitals
          Canadian Shared Plan                     6.03(b)(i)
          Capital Employed                         2.05(h)
          Carve-Out Allocation Protocol            2.05(a)
          Closing                                  2.06
          Closing Date                             2.06
          Closing Date Carve-Out Balance Sheet     2.05(d)(ii)
          Closing Date Carve-Out Financial
            Statements                             2.05(d)(ii)
          Closing Date Carve-Out Profit and
            Loss Statement                         2.05(d)(ii)
          Closing Date Special Purpose Accounts    2.05(d)(ii)
          Competitive Products                     5.08
          Confidentiality Agreement                5.02(c)
          Contest                                  7.05(b)
          Cut-Off Date Balance Sheet               2.05(c)
          Cut-Off Date Carve-Out Balance Sheet     2.05(d)(i)
          Cut-Off Date Divisional Balance Sheet    2.05(c)
          Cut-Off Date Special Purpose Accounts    2.05(c)
          Descriptive Memorandum                   Recitals
          Designated Amount                        9.03(b)
          Designated Employees                     6.03(a)(i)
          Designated Non-U.S. Subsidiaries         2.01(d)
          Diversified Company                      5.08
          Divisional Financial Statements          3.06(b)
          Financial Statements                     3.06(a)
          Foreign BOC Plan                         3.18(c)
          Government Antitrust Authority           5.05(b)(i)
          Independent Accounting Firm              2.05(e)(ii)
          INO Allocation Protocol                  2.05(a)
          INO Purchase Agreement                   Recitals
          Instrumentarium                          Recitals
          LIBOR                                    2.05(i)
          Lazard                                   4.07

          Losses                                   9.02(a)
          JP Morgan                                3.25
          Material Contracts                       3.16(a)
          MDD                                      Recitals
          MDD Non-U.S. Subsidiaries                2.01(d)
          Modified Reference Amount                2.05(b)
          MSD                                      Recitals
          MSD/SPD Purchase Agreement               Recitals
          MSD/SPD Non-U.S. Subsidiaries            2.01(d)
          Net Cash Flow                            2.05(h)
          Newco                                    Recitals
          Non-Competition Period                   5.08
          Non-Exclusive Contract                   5.05(e)
          Non-U.S. Subsidiaries                    2.01(d)
          Ohmeda Business                          Recitals
          Ohmeda Center Financial Statements       3.06(c)
          Other Purchasers                         6.03(a)(ii)
          Post-Closing Date Tax Benefit            7.04(b)
          PPD                                      Recitals
          PPD Purchase Agreement                   Recitals
          Purchase Price                           2.04(a)
          Purchaser                                Preamble
          Purchaser's Accountants                  2.05(e)(ii)
          Purchaser Group                          7.04(b)
          Purchaser Indemnified Party              9.03(a)
          Reference Ohmeda Center Divisional
            Balance Sheet                          2.05(g)
          Retained Names and Marks                 5.11
          Returns                                  7.01
          Second Tier Shares                       3.03(a)
          Second Tier Subsidiaries                 3.03(a)
          Shared Plans                             6.03(b)(i)
          Shares                                   2.01
          SPD                                      Recitals
          Subsidiaries                             2.01

          Tax Adjusted Operating Loss              2.05(h)
          Tax Adjusted Operating Profit            2.05(h)
          Transactions                             2.01
          Transfer Date                            6.03(b)(i)
          Transfer Laws                            6.03(a)(ii)
          Transferred Employees                    6.03(a)(i)
          Transition Services Agreement            5.15
          U.S. Subsidiaries                        2.01(b)


                                  ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01.  Purchase and Sale of the Business, the MSD/SPD
                         ----------------------------------------------
Business, the PPD Business and the INO Development Program.  Upon the terms and
----------------------------------------------------------
subject to the conditions of this Agreement, the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement, at the Closing, the following transactions shall take place in the sequence indicated (the "TRANSACTIONS"):

          (a) First, the BOC Group shall cause the transfers referred to in
              -----
     Section 5.01(b)(ii) hereof and in Section 5.01(b)(ii) of each of the INO Purchase Agreement, the MSD/SPD Purchase Agreement and the PPD Purchase Agreement to occur.

          (b) Second, the BOC Group (i) shall cause Ohmeda Pharmaceutical
              ------
     Products Division, Inc. and its other subsidiaries, as applicable, to sell, assign, transfer, convey and deliver to Newco, and Newco shall purchase, all the assets allocated to the INO Development Program in accordance with the Carve-Out Allocation Protocol, pursuant to the INO Purchase Agreement,
     (ii) shall cause Ohmeda, Inc., Ohmeda Pharmaceutical Products Division, Inc. and Ohmeda Caribe, Inc. (the "U.S. SUBSIDIARIES") to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, all the assets of the U.S. Subsidiaries relating primarily to the Business, (iii) shall cause Ohmeda Pharmaceutical Products Division, Inc. and Ohmeda Caribe, Inc. to sell, assign, transfer, convey and deliver to Instrumentarium, and Instrumentarium shall purchase, all the assets of Ohmeda Pharmaceutical Products Division, Inc. and Ohmeda Caribe, Inc. relating primarily to the MSD/SPD Business, pursuant to the MSD/SPD Purchase Agreement, (iv) shall cause Ohmeda, Inc. to sell, assign, transfer, convey and deliver to Baxter, and Baxter shall purchase, all the issued and outstanding shares of capital stock of Ohmeda Pharmaceutical Products Division, Inc. and Ohmeda Caribe, Inc., pursuant to the PPD Purchase Agreement and (v) shall cause all the issued and outstanding shares of capital stock of Ohmeda Medical Devices Division, Inc. to be distributed to BOC Delaware, Inc.

          (c) Third, the BOC Group shall cause BOC Delaware, Inc. to sell,
              -----
     assign, transfer, convey and deliver to Instrumentarium, and Instrumentarium shall purchase, all the issued and outstanding shares of capital stock of Ohmeda, Inc., pursuant to the MSD/SPD Purchase Agreement.

          (d) Fourth, the BOC Group (i) shall, and shall cause its direct and
              ------
     indirect subsidiaries listed on Exhibit A (the "NON-U.S. SUBSIDIARIES") to, sell, assign, transfer, convey and deliver to Baxter, and Baxter shall purchase, all the assets of the Non-U.S. Subsidiaries relating primarily to the PPD Business, including the patent rights, goodwill and other assets held by the BOC Group relating primarily to Brevibloc, pursuant to the PPD Purchase Agreement, (ii) shall cause the Non-U.S. Subsidiaries listed on Exhibit B-1 (the "MDD NON-U.S. SUBSIDIARIES"), the Non-U.S. Subsidiaries listed on Exhibit C, Ohmeda GmbH Medizintechnik and BOC Ohmeda AB to sell, assign, transfer, convey and deliver to Instrumentarium, and Instrumentarium shall purchase, all the assets of such companies relating primarily to the MSD/SPD Business, including all intangible assets held by Ohmeda UK relating to Tec6, pursuant to the MSD/SPD Purchase Agreement and
     (iii) shall cause the Non-U.S. Subsidiaries listed on Exhibit B-2 (the "MSD/SPD NON-U.S. SUBSIDIARIES") and the Non-U.S. Subsidiaries listed on Exhibit C to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, all of the assets of such companies relating primarily to the Business.

          (e) Fifth, the BOC Group (i) shall sell, assign, transfer, convey and
              -----
     deliver, or shall cause the sale, assignment, transfer, conveyance and delivery, to the Purchaser, and the Purchaser shall purchase, all the issued and outstanding shares of capital stock of the MDD Non-U.S. Subsidiaries and (ii) shall sell, assign, transfer, convey and deliver, or shall cause the sale, assignment, transfer, conveyance and delivery, to Instrumentarium, and Instrumentarium shall purchase, all of the issued and outstanding shares of capital stock of the MSD/SPD Non-U.S. Subsidiaries, pursuant to the MSD/SPD Purchase Agreement.

          (f) The parties acknowledge that the cash to be received by certain Subsidiaries upon the sale of assets pursuant to the MSD/SPD Purchase Agreement and the PPD Purchase Agreement is an Excluded Asset and that the parties intend that such cash be paid to the BOC Group as a dividend or as a return of capital or used to repay any indebtedness of such Subsidiaries immediately prior to the sale of such Subsidiaries to the Purchaser. The parties also acknowledge that it may not be legally possible to make such payments and, in such an event, the parties will cooperate to develop mutually advantageous means to make the payments to the BOC Group. BOC shall notify the Purchaser no later than 14 days prior to the anticipated date of Closing of the proposed method of payment, which shall be subject to the approval of the Purchaser. If no such means can be developed, the parties shall amend this Agreement to increase the purchase price to be paid for any Subsidiary from which such cash cannot be paid to the BOC Group by an amount equal to the amount of such cash.

          If the Purchaser or the relevant Subsidiary suffers any financial detriment (to include any loss, cost, expense or liability) as a result of either (i) such payment of cash to the BOC Group (howsoever effected) or
     (ii) in the event that an amendment is made to the purchase price, as a result of the Purchaser not being able to obtain equivalent value in relation to the cash remaining in the relevant Subsidiary (including, without limitation, as a result of being unable to make a payment, making a delayed payment out of such cash, making a dividend payment to the Subsidiary's U.S. parent or suffering any loss, cost or deduction in relation thereto), the parties shall in either such case make appropriate adjustments to the purchase price for the relevant Subsidiary of an amount necessary to fully compensate the Purchaser or the relevant Subsidiary for such detriment (including any Tax, costs, expenses or liabilities and any loss, costs, expenses or liabilities resulting from the inability to use, the delayed ability to use, or any transfer or distribution (including dividends to the U.S. parent) of such cash).

          The U.S. Subsidiaries and the Non-U.S. Subsidiaries are sometimes referred to herein as the "BOC COMPANIES", and the U.S. Subsidiaries and the Non-U.S. Subsidiaries (other than those listed on Exhibit C) are sometimes referred to herein as the "SUBSIDIARIES".

          The shares of capital stock purchased by the Purchaser hereunder are referred to herein as the "SHARES". The assets purchased by the Purchaser hereunder (other than the Shares) are referred to herein as the "ASSETS". It is expressly understood that, notwithstanding anything to the contrary in this
Section 2.01, the Transferred Assets shall not include (a) the Excluded Assets or (b) Tax claims or refunds attributable to Taxes paid in respect of any taxable period ending on or before the Closing Date).

          SECTION 2.02. [Reserved]

          SECTION 2.03.  Assumption of Liabilities.  Upon the terms and subject
                         -------------------------
to the conditions of this Agreement, the Purchaser and the BOC Group shall, on the Closing Date, execute and deliver one or more Asset Transfer and Assumption Agreements, pursuant to which the Purchaser or one or more direct or indirect wholly owned subsidiaries of the

Purchaser shall assume, and agree to pay, perform and discharge when due, any and all debts, liabilities and obligations of each of the Subsidiaries (other than the Subsidiaries to be acquired by the Purchaser hereunder) arising primarily from the Business, of whatever nature (whether fixed or contingent, matured or unmatured, arising by law or by contract or otherwise, on or prior to the Closing Date or thereafter), other than the Excluded Liabilities (the "ASSUMED LIABILITIES").

          SECTION 2.04.  Purchase Price; Allocation of Purchase Price.  (a)  The
                         --------------------------------------------
aggregate purchase price for the Business shall be US$451,000,000.00 (the "BASE PURCHASE PRICE") plus an amount equal to the accretion, if any, on the Base Purchase Price at LIBOR from the Cut-Off Date to the Closing Date (together, the "PURCHASE PRICE").

          (b) The Purchase Price shall be allocated among the Assets and the Shares as of the Closing Date in accordance with Exhibit 2.04(b). The allocation of the Purchase Price hereunder shall be adjusted in a manner that reflects the facts underlying any adjustment to the Purchase Price and the Closing Date Carve-Out Balance Sheet as agreed to by the Purchaser and the BOC Group. For all Tax purposes, the Purchaser and the BOC Group agree to report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including the allocation provided in Exhibit 2.04(b) and Section 7.08, and neither the BOC Group nor the Purchaser will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation or otherwise.

          SECTION 2.05.  Adjustment of Purchase Price.  The Purchase Price shall
                         ----------------------------
be subject to adjustment as specified in this Section 2.05:

              (a) No later than February 28, 1998, the Purchaser, together with the purchasers under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement, shall deliver to the BOC Group (i) a protocol for the allocation of the assets, liabilities, revenues and costs of the INO Development Program (as reflected in the Reference Balance Sheet) among MDD, MSD/SPD, PPD and the INO Development Program (the "INO ALLOCATION PROTOCOL") and (ii) a protocol for the allocation of (A) the assets and liabilities of MDD, MSD/SPD, PPD, Ohmeda Center and the INO Development Program (as reflected in the Reference Balance Sheet) among MDD, MSD/SPD, PPD and the INO Development Program, and (B) the revenues and costs of MDD, MSD, SPD, PPD, Ohmeda Center and the INO Development Program, which will provide for, among other things, the allocation of BOC Group intercompany charges as among MDD, MSD/SPD, PPD and the INO Development Program and as between MDD, MSD/SPD, PPD and the INO Development Program, on the one hand, and the BOC Group, on the other hand, during the Interim Period (together with the allocations set forth in the INO Allocation Protocol, the "CARVE-OUT ALLOCATION PROTOCOL"). The Carve-Out Allocation Protocol (including the INO Allocation Protocol included therein, shall be subject to the approval of the BOC Group, which approval shall not be unreasonably withheld (it being understood that the Purchaser and the purchasers under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement shall have the right to allocate the total assets, liabilities, revenues and costs among them in such manner as they deem appropriate).

          (b) Modified Reference Amount.  Promptly after receipt of the INO
              -------------------------
     Allocation Protocol, but in any event no later than thirty days after receipt of the INO Allocation Protocol, the BOC Group shall (i) calculate a modified Reference Amount (the "MODIFIED REFERENCE AMOUNT") which reflects a reallocation of the Capital Employed in the INO Development Program in accordance with the INO Allocation Protocol (which reallocation will not change the aggregate of the Reference Amount herein and the reference amounts in the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement) and (ii) deliver to the Purchaser (x) notice of the Modified Reference Amount, (y) a summation of the Modified Reference Amount and the corresponding modified reference amounts of the businesses being sold by the BOC Group under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement, and (z) a reconciliation between the Reference Amount and the Modified Reference Amount. To the extent that any liability included in the Reference Balance Sheet is subsequently determined to be an Excluded Liability (under paragraphs (k) through (q) of the definition of "Excluded Liabilities" in Section 1.01), the Modified Reference Amount, together with the modified reference amounts in the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement, will be adjusted (in the proportions specified by the Purchaser, Instrumentarium and Baxter) in an aggregate amount equal to the amount included in the Reference Balance Sheet with respect to such Excluded Liability.

          (c) Cut-Off Date Balance Sheet.  As promptly as practicable, but in
              --------------------------
     any event within sixty calendar days following the Cut-Off Date, the BOC Group shall deliver to the Purchaser (i) audited special purpose accounts of the Ohmeda Business as of the Cut-Off Date (the "CUT-OFF DATE SPECIAL PURPOSE ACCOUNTS", and the statement of capital employed included therein, the "CUT-OFF DATE BALANCE SHEET"), which shall use the same foreign currency exchange rates used in and otherwise be prepared on a basis consistent with that used in, the preparation of the Financial Statements, and shall be prepared in accordance with U.K. GAAP (except (x) as specifically disclosed in paragraph (a) ("Accounting Convention") in the "Principal accounting policies" disclosure which is part of the Financial Statements and (y) the use of the same foreign currency exchange rates used in the preparation of the Financial Statements) and fairly present the capital employed, profit/(loss) from operations and net cash flow from operations of the Ohmeda Business as of the Cut-Off Date, together with a report thereon of Coopers & Lybrand, the Chartered Accountants and Registered Auditors ("BOC GROUP'S ACCOUNTANTS"), stating that, except as described therein, the Cut-Off Date Balance Sheet was prepared in accordance with U.K. GAAP and fairly presents the capital employed, profit/(loss) from operations and net cash flow from operations of the Ohmeda Business as of the Cut-Off Date, (ii) an unaudited divisional balance sheet of MDD as of the Cut-Off Date (the "CUT-OFF DATE DIVISIONAL BALANCE SHEET"), prepared on a basis consistent with that used in the preparation of the Divisional Financial Statements (as modified by the INO Allocation Protocol), and (iii) an unaudited reconciliation between the audited Cut-Off Date Balance Sheet of the Ohmeda Business and the summation of the Cut-Off Date Divisional Balance Sheet of MDD and the corresponding Cut-Off Date divisional balance sheets of the businesses being sold by the BOC Group under the PPD Purchase Agreement, the MSD/SPD Purchase Agreement and the INO Purchase Agreement, together with copies of such balance sheets. Such reconciliation will separately identify the Ohmeda Center net assets which are excluded from the Purchase Price adjustment set forth in
     Section 2.05(g). The Cut-Off Date Divisional Balance Sheet (x) shall reflect all of the Transferred Assets and Assumed Liabilities and shall not reflect any of the Excluded Liabilities or Excluded Assets (except to the extent resulting solely from the allocations set forth in the INO Allocation Protocol) and (y) shall reflect the product basis allocation principles in effect at the relevant time, which allocation principles Ohmeda management shall believe to be reasonable for the construction of divisional financial statements and shall be applied on a consistent basis, and based thereon the Cut-Off Date Divisional Balance Sheet shall fairly present the capital employed in the Business as of the Cut-Off Date (as modified by the INO Allocation Protocol).

          (d) Carve-Out Statements.  (i)  As promptly as practicable, but in any
              --------------------
     event within sixty days following the Cut-Off Date, the BOC Group shall deliver to the Purchaser (x) an unaudited balance sheet of the Business as of the Cut-Off Date (the "CUT-OFF DATE CARVE-OUT BALANCE SHEET"), which shall (subject to the allocations set forth in the Carve-Out Allocation Protocol, and the application of the appropriate foreign currency exchange rates as in effect on the Cut-Off Date) be prepared on a basis consistent with that used in the preparation of the Divisional Financial Statements, and (y) an unaudited reconciliation between the Cut-Off Date Balance Sheet of the Ohmeda Business and the summation of the Cut-Off Date Carve-Out Balance Sheet of the Business and the corresponding divisional balance sheets of the businesses being sold by the BOC Group under the PPD Purchase Agreement, the MSD/SPD Purchase Agreement and the INO Purchase Agreement, together with copies of such balance sheets. The Cut-Off Date Carve-Out Balance Sheet shall reflect all of the Transferred

     Assets and Assumed Liabilities and shall not reflect any of the Excluded Liabilities or Excluded Assets (except to the extent resulting solely from the allocations set forth in the Carve-Out Allocation Protocol). For informational purposes only, the BOC Group shall also provide a statement of capital employed of the Business prepared on the same basis as that used in the preparation of the Cut-Off Date Carve-Out Balance Sheet, except that it shall use the same foreign currency exchange rates used in the Financial Statements.

               (ii) As promptly as practicable, but in any event within sixty days following the Closing Date, the BOC Group shall deliver to the Purchaser (x) audited special purpose accounts of the Ohmeda Business as of the Closing Date (the "CLOSING DATE SPECIAL PURPOSE ACCOUNTS"), which shall be prepared in accordance with U.K. GAAP (except as specifically disclosed in paragraph (a) ("Accounting Convention") in the "Principal accounting policies" disclosure which is part of the Financial Statements) on a basis consistent with that used in the preparation of the Financial Statements, and shall fairly present the capital employed, profit/(loss) from operations and net cash flow from operations of the Ohmeda Business as of the Closing Date, together with a report thereon of the BOC Group's Accountants stating that, except as described therein, the Closing Date Special Purpose Accounts were prepared in accordance with U.K. GAAP and fairly present the capital employed, profit/(loss) from operations and net cash flow from operations of the Ohmeda Business as of the Closing Date, (y) an unaudited balance sheet of the Business as of the Closing Date (the "CLOSING DATE CARVE-OUT BALANCE SHEET") and an unaudited profit and loss statement of the Business for the Interim Period (the "CLOSING DATE CARVE-OUT PROFIT AND LOSS STATEMENT" and together with the Closing Date Carve-Out Balance Sheet, the "CLOSING DATE CARVE-OUT FINANCIAL STATEMENTS"), which shall (subject to the allocations set forth in the Carve-Out Allocation Protocol and the application of the appropriate foreign currency exchange rate as in effect during the Interim Period), be prepared on a basis consistent with that used in the preparation of the Divisional Financial Statements and the Cut-Off Date Carve-Out Balance Sheet, and (z) an unaudited reconciliation between the audited Closing Date Special Purpose Accounts of the Ohmeda Business and the summation of the unaudited Closing Date Carve-Out Financial Statements and the corresponding financial statements of the businesses being sold by the BOC Group under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement, together with copies of such financial statements. The Closing Date Carve-Out Balance Sheet shall reflect all of the Transferred Assets and Assumed Liabilities and shall not reflect any of the Excluded Liabilities or Excluded Assets (except to the extent resulting solely from the allocations set forth in the Carve-Out Allocation Protocol).

               (iii) Together with the deliveries to be made under clauses (i) and (ii) of this Section 2.05(d), the BOC Group shall deliver a report of the BOC Group's Accountants stating that the Cut-Off Date Carve-Out Balance Sheet and the Closing Date Carve-Out Financial Statements were prepared in accordance with the Carve-Out Allocation Protocol, and the reconciliation described in Section 2.05(d)(i) and the reconciliation described in Section 2.05(d)(ii) reconcile to the aggregate amounts for the Ohmeda Business.

          (e) Disputes.  (i)  Subject to Section 2.05(f) and clauses (ii), (iii)
              --------
     and (v) of this Section 2.05(e), the Modified Reference Amount, the Cut-Off Date Special Purpose Accounts, the Cut-Off Date Divisional Balance Sheet, the Cut-Off Date Carve-Out Balance Sheet, the Closing Date Special Purpose Accounts, and the Closing Date Carve-Out Financial Statements delivered by the BOC Group to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

               (ii) Subject to Section 2.05(f), the Purchaser may dispute the Modified Reference Amount or any amounts reflected on the Cut-Off Date Balance Sheet or the Cut-Off Date Divisional Balance Sheet; provided, however, that the Purchaser shall have notified the BOC Group and the BOC Group's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 Business Days of the BOC Group's delivery of the relevant balance sheet to the Purchaser. In the event of such a dispute, the BOC Group's Accountants, together with the BOC Group, and Ernst & Young LLP (the "PURCHASER'S ACCOUNTANTS"), together with the Purchaser, shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the BOC Group's Accountants, together with the BOC Group, and the Purchaser's Accountants, together with the Purchaser, are unable to resolve any such dispute within 40 Business Days of the BOC Group's delivery of the relevant balance sheet to the Purchaser and the items remaining in dispute are such that the Purchase Price would be adjusted by at least US$200,000, the BOC Group's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to another independent accounting firm of international reputation mutually acceptable to the BOC Group and the Purchaser (the "INDEPENDENT ACCOUNTING FIRM"), which shall, within 30 Business Days after such submission, determine and report to the BOC Group and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the BOC Group and the Purchaser. If the items successfully disputed by the Purchaser are such that the Purchase Price would be adjusted by less than US$200,000, the items shall be deemed to be resolved in favor of the

          BOC Group and shall not result in any further adjustment of the Purchase Price; however, such amount shall be deemed a Loss to the Purchaser for purposes of Section 9.03. The fees and disbursements of the Independent Accounting Firm shall be allocated to the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by the Purchaser (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted, and the balance shall be paid by the BOC Group.

               (iii) Subject to Section 2.05(f), the Purchaser may dispute any amounts reflected on the Cut-Off Date Carve-Out Balance Sheet, the Closing Date Special Purpose Accounts or the Closing Date Carve-Out Financial Statements; provided, however, that the Purchaser shall have notified the BOC Group and the BOC Group's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 Business Days of the BOC Group's delivery of the relevant financial statements to the Purchaser. In the event of such a dispute, the BOC Group's Accountants, together with the BOC Group, and the Purchaser's Accountants, together with the BOC Group, and the Purchaser's Accountants, together with the Purchaser, shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the BOC Group's Accountants, together with the BOC Group, and the Purchaser's Accountants, together with the Purchaser, are unable to resolve any such dispute within 40 Business Days of the BOC Group's delivery of the relevant financial statements to the Purchaser, the BOC Group's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, within 30 Business Days after such submission, determine and report to the BOC Group and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the BOC Group and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated to the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by the Purchaser (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted, and the balance shall be paid by the BOC Group.

               (iv) In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

               (v) Notwithstanding the procedures set forth in Section 2.05(e)(ii) and 2.05(e)(iii), in the event a purchaser under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement or the INO Purchase Agreement asserts a dispute of the type set forth in Section 2.05(f)(i) or Section 2.05(f)(iii), the BOC Group shall notify the Purchaser of such a dispute as soon as practicable after it is notified of such dispute by such other purchaser(s), and the Purchaser's Accountants shall be permitted to participate in all of the dispute resolution procedures set forth in Section 2.05(e)(ii) and
          Section 2.05(e)(iii), as the case may be, relating to such dispute, as if it were a party to the dispute, including the right to participate in the appointment and selection of the Independent Accounting Firm. If upon resolution of such dispute, a reallocation would result in the BOC Group owing additional amounts to one or more of the purchasers under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement or the INO Purchase Agreement, and all or any portion of such amounts improperly reduced the amount of the fully adjusted Purchase Price paid by the Purchaser, then the Purchaser shall reimburse the BOC Group to the extent of such reduction.

               (f) The following bases of dispute shall be the sole basis upon which a dispute may be asserted by the Purchaser under Section 2.05(e):

               (i) the amounts reflected on the relevant financial statement are erroneous, provided, however, that with respect to the following financial statements, error may be a basis of dispute only to the extent the amounts reflected on the relevant financial statement are erroneous in summation on an item by item basis with the corresponding amounts on the corresponding balance sheets delivered under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement: (w) Modified Reference Amount, (x) Cut-Off Date Divisional Balance Sheet, (y) Cut-Off Date Carve-Out Balance Sheet and
          (z) Closing Date Carve-Out Financial Statements;

               (ii) the amounts reflected on the relevant financial statement are not permitted to be reflected thereon by the terms of this Agreement;

               (iii) with respect to the following financial statements, the relevant financial statement was not prepared in accordance with the allocation protocol indicated below:

FINANCIAL STATEMENT:                           RELEVANT ALLOCATION PROTOCOL:
--------------------                           -----------------------------
Modified Reference Amount                      INO Allocation Protocol

Cut-Off Date Divisional Balance Sheet          INO Allocation Protocol
Cut-Off Date Carve-Out Balance Sheet           Carve-Out Allocation Protocol
Closing Date Carve-Out Financial Statements    Carve-Out Allocation Protocol

               (iv) with respect to the following financial statements, the relevant financial statement was not prepared on a basis consistent with the item indicated below:

RELEVANT FINANCIAL STATEMENT:                  PREPARED ON A BASIS CONSISTENT WITH THE:
-----------------------------                  --------------------------------------------
Cut-Off Date Balance Sheet                     Financial Statements

Cut-Off Date Divisional Balance Sheet          Divisional Financial Statements (subject to
                                               allocations in the INO Allocation Protocol)

Cut-Off Date Carve-Out Balance Sheet           Divisional Financial Statements
                                               (subject to allocations in the Carve-Out
                                               Allocation Protocol)

Closing Date Special Purpose Accounts          Financial Statements

Closing Date Carve-Out Financial Statements    Divisional Financial Statements and Cut-Off
                                               Dated Carve-Out Balance Sheet
                                               (subject to allocations in the Carve-Out
                                               Allocation Protocol)

               (v) the Cut-Off Date Balance Sheet was not prepared in accordance with U.K. GAAP (except (x) as specifically disclosed in paragraph (a) ("Accounting Convention") in the "Principal accounting policies" disclosure which is part of the Financial Statements and (y) the use of the same foreign currency exchange rates used in the preparation of the Financial Statements) or does not fairly present the capital employed of the Ohmeda Business as of the Cut-Off Date; and

               (vi) the Closing Date Special Purpose Accounts were not prepared in accordance with U.K. GAAP (except as specifically disclosed in paragraph (a) ("Accounting Convention") in the "Principal accounting policies" disclosure which is part of the Financial Statements) or do not fairly present the capital employed and profit/(loss) of the Ohmeda Business as of the Closing Date; and

          (g)  Capital Employed Purchase Price Adjustment.  The Modified
              ------------------------------------------
     Reference Amount and the Cut-Off Date Divisional Balance Sheet shall be deemed final for the purposes of this Section 2.05 upon the earlier of (i) the failure of the Purchaser to notify the BOC Group of a dispute within 20 Business Days of the BOC Group's delivery of the relevant financial statement to the Purchaser or
     (ii) the resolution of all disputes pursuant to Section 2.05(e)(ii) and
     (v). Within three Business Days of the later of the Modified Reference Amount and the Cut-Off Date Amount being deemed final, a Purchase Price adjustment shall be made as follows:

               (A) in the event that the amount of Capital Employed reflected on the Cut-Off Date Divisional Balance Sheet is less than the Modified Reference Amount, then the Purchase Price shall be adjusted downward in an amount equal to such shortfall, and the BOC Group shall, within three Business Days of such determination, pay such amount to the Purchaser by wire transfer in immediately available funds; or

               (B) in the event that the amount of Capital Employed reflected on the Cut-Off Date Divisional Balance Sheet exceeds the Modified Reference Amount, then the Purchase Price shall be adjusted upward in an amount equal to the amount of such excess, and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess to the BOC Group by wire transfer in immediately available funds.

          (h)  Net Cash Flow Purchase Price Adjustment:  The Cut-Off Date Carve-
               ---------------------------------------
     Out Balance Sheet and the Closing Date Carve-Out Financial Statements shall be deemed final for the purposes of this Section 2.05 upon the earlier of
     (i) the failure of the Purchaser to notify the BOC Group of a dispute within 20 Business Days of the BOC Group's delivery of the relevant financial statements to the Purchaser or (ii) the resolution of all disputes pursuant to Section 2.05(e)(iii) and (v). Within three Business Days of the later of the Cut-Off Date Carve-Out Balance Sheet and the Closing Date Carve-Out Financial Statements being deemed final, a Purchase Price adjustment shall be made as follows:

                    (A) in the event that Net Cash Flow is a positive number,
               then the Purchase Price shall be adjusted downward in an amount equal to the absolute value of Net Cash Flow, and the BOC Group shall, within three Business Days of such determination (but in no event prior to the Closing Date), pay such amount to the Purchaser by wire transfer in immediately available funds; or

                    (B) in the event that Net Cash Flow is a negative number,
               then the Purchase Price shall be adjusted upward in an amount equal to the absolute value of Net Cash Flow, and the Purchaser shall, within three Business Days of such determination (but in no event prior to the

               Closing Date), pay such amount to the BOC
               Group by wire transfer in immediately available funds.

          The BOC Group and the Purchaser agree that there shall be no double counting of items in the Purchase Price adjustments under Section 2.05(g) and this Section 2.05(h). For purposes of the financial statements delivered under this Section 2.05 (x), there shall be no reversals of tax reserves and (y) the basis of reference for determining foreign exchange rates shall still be used consistently.

          The current transfer pricing policies of the Ohmeda Business and the current accounting policies with respect to accruals and reserves of the Ohmeda Business shall be maintained in effect through the Closing, except as may be agreed in writing by the Purchaser, Instrumentarium and Baxter and except as provided in the preceding paragraph. During the Interim Period the BOC Group shall not and shall not permit its Affiliates to make capital and other extraordinary expenditures not budgeted in the budget attached hereto as Exhibit 5.01(c)(viii) without the written consent of the Purchaser, Instrumentarium and Baxter.

          For purposes of this Section 2.05, the following terms have the following meanings:

          "NET CASH FLOW" means (w) the amount, if any, of the Tax Adjusted Operating Profit of the Business reflected on the Closing Date Carve-Out Profit and Loss Statement, minus (x) the amount, if any of the absolute value of the Tax Adjusted Operating Loss of the Business reflected on the Closing Date Carve-Out Profit and Loss Statement, plus (y) the amount, if any, by which the Capital Employed in the Business on the Cut-Off Date Carve-Out Balance Sheet exceeds the Capital Employed in the Business on the Closing Date Carve-Out Balance Sheet, minus (z) the amount, if any, by which the Capital Employed in the Business on the Closing Date Carve-Out Balance Sheet exceeds the Capital Employed in the Business on the Cut-Off Date Carve-Out Balance Sheet.

          "TAX ADJUSTED OPERATING PROFIT" means profit from operations of the Business, as defined in the special purpose accounts of the Ohmeda Business for the fiscal year ended as of September 30, 1997, as adjusted to remove profits from discontinued operations and to account for 100% of the development costs incurred in the INO Development Program, less Taxes resulting therefrom (calculated at an assumed tax rate equal to 28%).

          "TAX ADJUSTED OPERATING LOSS" means loss from operations of the Business, as defined in the special purpose accounts of the Ohmeda Business for the fiscal year ended as of September 30, 1997, as adjusted to remove profits from discontinued operations and to account for 100% of the development costs incurred in the INO Development Program, net of any Tax benefit resulting therefrom (calculated at an assumed tax rate equal to 28%).

          "CAPITAL EMPLOYED" means the capital employed in the Business as of the date in question, calculated on a basis consistent with the calculations used in the preparation of the Financial Statements.

               (i) Interest.  Any payment required to be made by the BOC Group
                   --------
     or the Purchaser pursuant to Section 2.05(f) or 2.05(g) shall bear interest from the Closing Date through the date of payment at an interest rate equal to the London Interbank Offered Rate for three-month Eurodollar deposits in effect from time to time ("LIBOR").

               (j) Maximum Additional Consideration. The aggregate amount of
                   --------------------------------
     additional consideration payable to the BOC Group under this Agreement and under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement (including additional consideration payable pursuant to the Purchase Price adjustments in this Section 2.05 and in Section 2.05 of each of such other agreements and pursuant to Section 5.20 of the INO Purchase Agreement), when aggregated with the total initial consideration payable to the BOC Group pursuant to this Agreement, the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement (but taking account of any reduction in such consideration pursuant to any of such agreements), shall not exceed US$1 less than the amount which would require the BOC Group to obtain shareholder approval under the Rules of The London Stock Exchange (or such greater amount as The London Stock Exchange may agree).

               (k) Access.  The Purchaser shall provide the BOC Group and the
                   ------
     BOC Group's Accountants with full access to the books, records, facilities and employees of the Business, and shall cooperate fully with the BOC Group and the BOC Group's Accountants, to the extent required by the BOC Group and the BOC Group's Accountants in order to prepare the financial statements required by this Section 2.05. The BOC Group shall provide the Purchaser and the Purchaser's Accountants with full access to the BOC Group's Accountants, and to the books, records, facilities and employees of the BOC Group (and, so long as the Purchaser complies with the standard procedures of the BOC Group's Accountants relating to access to their audit work papers, the BOC Group shall cause the BOC Group's Accountants to provide to the Purchaser and the Purchaser's Accountants full access to such audit work papers) (including those relating to the financial statements required by this Section 2.05), and shall cooperate fully with the Purchaser and the Purchaser's Accountants, to the extent required by the Purchaser and the Purchaser's Accountants in order to investigate any potential dispute subject to this Section 2.05.

          SECTION 2.06.  Closing.  Subject to the terms and conditions of this
                         -------
Agreement, the sale and purchase of the Shares and the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the fifth Business Day following the satisfaction of the conditions to the obligations of the parties set forth in Sections 8.01(b) and 8.02(b), or at such other place or at such other time or on such other date as the BOC Group and the Purchaser may mutually agree upon in writing, but in any event concurrently (subject to Section 2.01) with the closings under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement (the day on which the Closing takes place being the "CLOSING DATE").

          SECTION 2.07.  Closing Deliveries by the BOC Group.  At the Closing,
                         -----------------------------------
the BOC Group shall deliver or cause to be delivered to the Purchaser:

          (a) executed counterparts of the Ancillary Agreements;

          (b) bills of sale, and such other instruments as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser or one or more of its direct or indirect wholly owned subsidiaries or to evidence such transfer on the public records;

          (c) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers or other applicable documents of transfer duly executed in blank;

          (d) a receipt for the Purchase Price;

          (e) a certificate complying with the Code and Treasury Regulations, in form and substance satisfactory to the Purchaser, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code; and

          (f) the certificates and other documents required to be delivered pursuant to Section 8.02.

           SECTION 2.08.  Closing Deliveries by the Purchaser.  At the Closing,
                          -----------------------------------
the Purchaser shall deliver to the BOC Group:

          (a) the Purchase Price by wire transfer of immediately available funds to the bank account or bank accounts specified by the BOC Group in a written notice delivered to the Purchaser at least three Business Days prior to the Closing Date;

          (b) executed counterparts of the Ancillary Agreements;

          (c) such documents as may be reasonably requested by the BOC Group to effect the assumption by the Purchaser of the Assumed Liabilities; and

          (d) the certificates and other documents required to be delivered pursuant to Section 8.01.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE BOC GROUP

          Except as set forth in the referenced section of the Disclosure Schedule, the BOC Group hereby represents and warrants to the Purchaser as follows:

          SECTION 3.01.  Subsidiaries of the Business; Discontinued Operations.
                         -----------------------------------------------------
(a) Section 3.01 of the Disclosure Schedule sets forth, with respect to each Subsidiary, its type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership capital or equivalent and the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests.

          (b) Section 3.01(b) of the Disclosure Schedule sets forth a list of all real property previously owned or occupied by the Ohmeda Business disposed in the 10 years prior to the date hereof and all businesses previously conducted by the Ohmeda Business discontinued in the 10 years prior to the date hereof.

          SECTION 3.02.  Incorporation and Authority of the BOC Group and the
                         ----------------------------------------------------
BOC Companies.  The BOC Group and each BOC Company is a corporation or other
-------------
legal entity duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each BOC Company has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on that portion of the Business currently conducted by such BOC Company, except for failures to have such power and authority that do not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement by the BOC Group and each of the Ancillary Agreements by either the BOC Group or each BOC Company which is a party thereto, the performance by the BOC Group and each BOC Company of its obligations hereunder and thereunder, and the consummation by the BOC Group and each BOC Company of the transactions contemplated hereby and thereby have been (or, with respect to the BOC Companies, on the Closing Date will be) duly authorized by all requisite corporate action (including all requisite shareholder action) on the part of the BOC Group and each BOC Company, respectively. This Agreement has been duly executed and delivered by the BOC Group, and upon their execution and their delivery the Ancillary Agreements will be duly executed and delivered by either the BOC Group or each BOC Company that is a party thereto, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of, in the case of this Agreement, the BOC Group, and in the case of the Ancillary Agreements, either the BOC Group or each BOC Company that is a party thereto, enforceable against the BOC Group and each BOC Company that is a party thereto in accordance with their respective terms.

          SECTION 3.03.  Capital Stock of the Subsidiaries; Title to Transferred
                         -------------------------------------------------------
Assets.  (a)  Except as set forth in Section 3.03(a) of the Disclosure Schedule,
------
there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of, or equity interests in, any of the Subsidiaries obligating the BOC Group or any of its subsidiaries to issue or sell any shares of capital stock of, or equity interests in, any Subsidiary. The Shares constitute all of the issued and outstanding shares of capital stock of each MDD Non-U.S. Subsidiary and are owned of record and beneficially solely by the BOC Group or a wholly owned subsidiary of the BOC Group, free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of each subsidiary listed on Exhibit D (the "SECOND TIER SHARES") are owned of record and beneficially, directly or indirectly, by an MDD Non-U.S. Subsidiary, in each case free and clear of all Encumbrances. All of the Shares and the Second Tier Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth in
Section 3.03(a) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares or the Second Tier Shares.

          (b) Except as described in Section 3.03(b) of the Disclosure Schedule and except as would not have a Material Adverse Effect, as of the Closing the BOC Companies will own good and marketable title to, lease under valid leases or have the legal right to use, all the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

          SECTION 3.04.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 3.05 of the Disclosure Schedule have been obtained and all filings and notifications described in
Section 3.05 have been made, and except as set forth in Section 3.04 of the Disclosure Schedule or as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by the BOC Group and the Ancillary Agreements by the BOC Group or the BOC Companies parties thereto do not and will not (a) violate or conflict with the articles of association or memorandum of association of the BOC Group or the certificate of incorporation or by-laws (or other similar organizational documents) of any BOC Company, (b) conflict with or violate any Law or Governmental Order applicable to the BOC Group, any BOC Company or the Business,
(c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract or any other note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to or included in the Assets or to which the BOC Group or any BOC Company is a party or by which any of the Shares, the Assets or any of the assets owned by the Subsidiaries is bound, or (d) result in the creation of any Encumbrance on the Shares, any of the Assets or any of the assets owned by the Subsidiaries, except, with respect to clauses (b), (c) and (d), in any such case for any violations, conflicts, breaches, defaults or other matters which would not have a Material Adverse Effect or prevent or materially delay the consummation by the BOC Group and the BOC Companies of the transactions contemplated hereby.

          SECTION 3.05.  Consents and Approvals.  The execution, delivery and
                         ----------------------
performance of this Agreement by the BOC Group and the Ancillary Agreements by the BOC Group or the BOC Companies parties thereto do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the requirements of any applicable antitrust or merger control Laws and regulations, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the BOC Group and the BOC Companies of the transactions contemplated by this Agreement and the Ancillary Agreements and would not have, individually or in the aggregate, a Material Adverse Effect, (c) as disclosed in Section 3.05 of the Disclosure Schedule and (d) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or its Affiliates.

          SECTION 3.06.  Financial Information.  (a)  Attached hereto as
                         ---------------------
Schedule 3.06(a) are true and complete copies of audited special-purpose accounts of the Ohmeda Business for each of the fiscal years ended as of September 30, 1997, 1996, 1995 and 1994, accompanied by the reports thereon of the BOC Group's Accountants (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Ohmeda Business and the applicable accounting and valuation principles set forth in the Ohmeda Finance Manual and the BOC Group Finance Manual in effect at the relevant time and (ii) except as specifically disclosed in paragraph (a) ("Accounting Convention") in the "Principal accounting policies" disclosure which is part of the Financial Statements, have been prepared in accordance with U.K. GAAP and fairly present the capital employed, profit/(loss) from operations and net cash flow from operations of the Ohmeda Business as of, and for the periods ended on, such dates.

          (b) Attached hereto as Schedule 3.06(b) are true and complete copies of the capital employed and profit and loss statements of MDD on a product basis for the fiscal year ended as of September 30, 1997 (collectively, the "DIVISIONAL FINANCIAL STATEMENTS"). The Divisional Financial Statements were prepared in accordance with the books of account and other financial records of the Ohmeda Business on a product basis and the applicable accounting and valuation principles set forth in the Ohmeda Finance Manual and the BOC Group Finance Manual in effect at the relevant time and the Ohmeda product basis allocation principles in effect at the relevant time, which allocation principles Ohmeda management believes to be reasonable for the construction of divisional financial statements and which have been applied on a consistent basis, and based thereon the Divisional Financial Statements fairly present the capital employed and profit/(loss) from operations of MDD (as described in the Descriptive Memorandum) as of, and for the period ended, September 30, 1997.

          (c) Attached hereto as Schedule 3.06(c) are true and complete copies of the capital employed and profit and loss statements of Ohmeda Center for the fiscal year ended as of September 30, 1997 (collectively, the "OHMEDA CENTER FINANCIAL STATEMENTS"). The Ohmeda Center Financial Statements were prepared in accordance with the books of account and other financial records of the Ohmeda Business and the applicable accounting and valuation principles set forth in the Ohmeda Finance Manual and the BOC Group Finance Manual in effect at the relevant time and the Ohmeda product basis allocation principles in effect at the relevant time, which allocation principles Ohmeda management believes to be reasonable for the construction of divisional financial statements and which have been applied on a consistent basis, and based thereon the Ohmeda Center Financial Statements fairly present the capital employed and profit/(loss) from operations of Ohmeda Center (as described in the Descriptive Memorandum) as of, and for the period ended, September 30, 1997.

          (d) Attached hereto as Schedule 3.06(d) is a reconciliation of the Divisional Financial Statements and the Ohmeda Center Financial Statements to the Financial Statements, which reconciles the capital employed and the profit/(loss) from the operations of MDD and Ohmeda Center and the capital employed and the profit/(loss) from the operations of MSD, SPD and PPD to that of the Ohmeda Business.

          (e) Attached hereto as Schedule 3.06(e) is a true and complete copy of the Reference Balance Sheet. The Reference Balance Sheet (i) has been prepared in a manner consistent with the preparation of the Audited Balance Sheet, (ii) fairly presents the capital employed (net of working capital) of the Ohmeda Business as of December 31, 1997 plus the average of the month-end working capital balances of the Ohmeda Business as of the end of each of October, November and December 1997, and (iii) reflects all of the Transferred Assets and the transferred assets under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement and none of the Excluded Assets or Excluded Liabilities or excluded assets or excluded liabilities under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement (other than the Excluded Liabilities described in clauses (k) through (q) of the definition of "Excluded Liabilities" in Section 1.01 and the corresponding clauses of the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement).

          (f) Attached hereto as Schedule 3.06(f) is a true and complete copy of the Reference Divisional Balance Sheet. The Reference Divisional Balance Sheet (i) has been prepared on a product basis in a manner consistent with the preparation of the Divisional Financial Statements utilizing the Ohmeda product basis allocation principles in effect at the relevant time, which allocation principles Ohmeda management believes to be reasonable for the construction of divisional financial statements and which have been applied on a consistent basis, (ii) based on such allocations, fairly presents the capital employed (net of working capital) of MDD as of December 31, 1997 plus the average of the month-end working capital balances of MDD as of the end of each of October, November and December 1997, and (iii) reflects all of the Transferred Assets and none of the Excluded Assets or Excluded Liabilities (other than the Excluded Liabilities described in clauses (k) through (q) of the definition of "Excluded Liabilities" in Section 1.01).

          (g) Attached hereto as Schedule 3.06(g) is a true and complete copy of the estimated divisional balance sheet of Ohmeda Center as of December 31, 1997 (the "REFERENCE OHMEDA CENTER DIVISIONAL BALANCE SHEET"). The Reference Ohmeda Center Divisional Balance Sheet (i) has been prepared in a manner consistent with the preparation of the Divisional Financial Statements utilizing the Ohmeda product basis allocation principles in effect at the relevant time, which allocation principles Ohmeda management believes to be reasonable for the construction of divisional financial statements and which have been applied on a consistent basis, and (ii) based on such allocations, fairly presents the Capital Employed (net of working capital) of Ohmeda Center as of December 31, 1997 plus the average of the month-end working capital balances of Ohmeda Center as of the end of each of October, November and December 1997.

          (h) True and complete copies of each of the Ohmeda Finance Manual and the BOC Group Finance Manual in effect as of September 30, 1997 have been delivered to the Purchaser prior to the date hereof.

          SECTION 3.07.  Absence of Undisclosed Liabilities, Etc.  As of the
                         ---------------------------------------
Cut-Off Date, there shall be no liabilities of the Business whether or not required to be reflected on a balance sheet prepared in accordance with U.K. GAAP, except (a) liabilities set forth in or otherwise disclosed in the Disclosure Schedule, (b) liabilities reflected or reserved against in the Closing Date Carve-Out Balance Sheet or referred to in the notes thereto, (c) Excluded Liabilities and (d) liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.08.  Absence of Certain Changes or Events.  (a)  Except as
                         ------------------------------------
disclosed in Section 3.08(a) of the Disclosure Schedule, since the date of the Audited Balance Sheet, the Business has been conducted in the ordinary course consistent with past practice, in substantially the same manner as it would have been conducted if the Transactions had not been contemplated, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has not been with respect to the Business:

          (i) Any change in the condition and repair of the physical properties and assets of the Business such that such condition and repair are inconsistent with the uses in which such properties and assets are presently employed, ordinary wear and tear excepted;

          (ii) A failure to replenish inventories and supplies of the Business in a manner consistent with past practice in the ordinary course of business;

          (iii) A purchase commitment of the Business inconsistent with past practice or in excess of the normal, ordinary and usual requirements;

          (iv) Any acquisition (by merger, consolidation, or acquisition of stock or assets) by any BOC Company of any corporation, partnership, limited liability company, or other business organization or division thereof related to the Business;

          (v) Any cancellation or waiver of any claim or right of substantial value to the Business; or

          (vi)   Any change or event of a kind described in Section 5.01(d).

          (b) Except as disclosed in Section 3.08(b) of the Disclosure Schedule, since the date of the Audited Balance Sheet, there has not been any event or occurrence which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect other than (i) changes or effects resulting from the transactions contemplated by this Agreement, (ii) currency fluctuations, (iii) changes in general economic, regulatory or political conditions, (iv) changes in the levels of financial markets or (v) other changes that affect the healthcare industry in general.

          SECTION 3.09.  Litigation.  There are no Actions pending or, to the
                         ----------
knowledge of the BOC Group, threatened against the Business, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially delay the consummation by the BOC Group or the BOC Companies of the transactions contemplated by this Agreement and the Ancillary Agreements. None of the BOC Group, any BOC Company or any of the assets of the Business is subject to any Governmental Order having, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the BOC Group, there exist no facts which could reasonably be expected to give rise to any Action or Governmental Order of a kind described in this Section 3.09. Section 3.09 of the Disclosure Schedule identifies all pending or, to the knowledge of the BOC Group, threatened Actions which affect or may affect the Business and which involve or reasonably could be expected to involve claims in excess of US$1,000,000 or its equivalent.

          SECTION 3.10.  Compliance with Laws; Certain Regulatory Matters. (a)
                         ------------------------------------------------
Except as disclosed in Section 3.10(a) of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Business has been and is being conducted in compliance with all Laws and Governmental Orders applicable to the Business (as such Laws and Governmental Orders are interpreted as of the date of the conduct in question by the relevant Governmental Authority), the Real Property complies with all Laws and Governmental Orders applicable thereto (as such Laws and Governmental Orders are interpreted as of the date of the conduct or circumstance in question by the relevant Governmental Authority), and neither the BOC Group nor any BOC Company has received any written notice to the effect that the Business or the Real Property is not in compliance with any applicable Law.

          (b) Except as disclosed in Section 3.10(b) of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no Healthcare Product is defective in a manner so as not to meet any applicable standards promulgated by any Medical Product Regulatory Authority, and, to the knowledge of the BOC Group, no facility in which any Healthcare Product is manufactured fails to meet any applicable standards promulgated by any Medical Product Regulatory Authority, and (ii) there have been no recalls, field notifications or seizures ordered or, to the knowledge of the BOC Group, threatened by any Medical Product Regulatory Authority with respect to any Healthcare Product. Subject to normal and customary warranty repair and replacement, products of the Business when shipped and products of the Business in inventory were not mislabeled and conformed to product specifications as set forth in the Business's literature concerning such products; provided that the representation and warranty contained in this sentence shall not serve as the basis for an indemnification claim by a Purchaser Indemnified Party pursuant to Section 9.03(a)(i) for Losses resulting from a personal injury claim.

          SECTION 3.11.  Licenses and Permits.  Except as set forth in Section
                         --------------------
3.11 of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Business (a) holds all governmental licenses, permits and authorizations, including all Environmental Permits necessary for the current use, occupancy and operation of the Business, and is in compliance with all such licenses, permits and authorizations and (b) has made all required filings with, or notifications to, all Medical Product Regulatory Authorities pursuant to applicable requirements of all Laws applicable to the Business.

          SECTION 3.12.  Environmental Matters.  (a)  Except as set forth in
                         ---------------------
Section 3.12(a) of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (i) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or since September 30, 1994 have been treated, stored or disposed on any of the Real Property;

          (ii) The BOC Group is not conducting, and since September 30, 1994 has not undertaken or completed, or paid, reimbursed or been subject to any claim for payment or reimbursement of the cost of, any remedial action relating to any release or threatened release at the Real Property or at any other site, location or operation pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit;

          (iii) There are no circumstances or conditions at or arising out of any Owned Real Property or Leased Real Property, including but not limited to on-site or off-site disposal or other release of Hazardous Materials, which may give rise to any environmental liabilities and costs that would have a Material Adverse Effect;

          (iv) There are no Hazardous Materials in any inactive, closed or abandoned storage or disposal areas or facilities on assets, properties or installations currently owned or operated by the BOC Group in connection with the Business, and no investigation or review with respect to such matters is pending or, to the knowledge of the BOC Group, threatened, nor has any Governmental Authority or other third party provided written notice of an intention to conduct the same;

          (v) The Business is in material compliance with all applicable Environmental Laws and there are no material liabilities under any Environmental Law with respect to the Business;

          (vi) There are no outstanding material orders, decrees, judgments, agreements or notices, nor any actions, suits, proceedings or investigations pending or, to the knowledge of the BOC Group, threatened, relating to compliance with or liability under any Environmental Law affecting the Business; and

          (vii) The BOC Group has not received notice of any material violation or alleged violation of, or any material liability under, any Environmental Law in connection with the Business since September 30, 1994.

          (b) None of the Real Property is listed, or proposed for listing, on the United States National Priorities List under the United States Federal Comprehensive Environmental Response, Compensation and Liability Act.

          (c) The BOC Group has provided the Purchaser with true and complete copies of all of the environmental assessment reports prepared with respect to the Business, each of which is listed in Section 3.12(c) of the Disclosure Schedule.

          (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit, except as set forth in Section 3.12(d) of the Disclosure Schedule.

          SECTION 3.13.  Receivables.  Except to the extent reserved on the
                         -----------
Reference Divisional Balance Sheet and the Closing Date Carve-Out Balance Sheet, all receivables reflected on such balance sheets arose, or will have arisen, from the sale of inventory or services in the ordinary course of business, and constitute, or will constitute, valid claims of the Business not subject to any valid claims of setoff or other defenses or counterclaims other than normal cash discounts, sales commissions or returns in the ordinary course of the Business consistent with past practice, and the Business owns, or will own, all such receivables, free and clear of all Encumbrances other than Permitted Encumbrances.

          SECTION 3.14.  Inventories.  Except to the extent reserved on the
                         -----------
Reference Divisional Balance Sheet and the Closing Date Carve-Out Balance Sheet, the values at which all inventories are carried on such balance sheets reflect the historical inventory valuation policy of the Business as set forth in the Ohmeda Finance Manual and the BOC Group Finance Manual in effect on the date of the Audited Balance Sheet, and the Business owns, or will own, such inventories, free and clear of all Encumbrances other than Permitted Encumbrances.

There has been no material change in inventory management and/or production planning for the Business from July 1, 1997 through the date of this Agreement.

          SECTION 3.15.  Intellectual Property.  (a)  Section 3.15 of the
                         ---------------------
Disclosure Schedule sets forth a list of (i) all patents, patent applications, trademark applications and trademark registrations owned by the BOC Companies relating to the Business and (ii) all patents, patent applications, trademark applications and trademark registrations licensed to the BOC Companies relating to the Business by a third party.

          (b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) neither the BOC Group nor any BOC Company has received any written claim or written notice from any Person that use of any Intellectual Property in the Business infringes upon the rights of any other Person, nor (ii) to the knowledge of the BOC Group, does the use of any Intellectual Property in the Business infringe upon the rights of any other Person.

          (c) All the Owned Intellectual Property is owned by the BOC Group or one of its Affiliates, free and clear of any Encumbrance other than Permitted Encumbrances.

          SECTION 3.16.  Material Contracts.  (a)  Section 3.16 of the
                         ------------------
Disclosure Schedule lists all material contracts relating to the Business (the "MATERIAL CONTRACTS") in effect as of the date of this Agreement to which any BOC Company is a party, including:

          (i) any contract or agreement (excluding routine checking account overdraft agreements involving petty cash amounts) under which any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or under which any BOC Company has granted a security interest or lien on any assets of the Business, whether tangible or intangible, to secure such indebtedness;

          (ii) any lease of personal property involving any annual expense in excess of US$250,000 that is not cancelable by the Business within 90 days;

          (iii) any contract or agreement containing covenants limiting the freedom of the Business to engage in any line of business or to compete with any Person;

          (iv) any contract or agreement pursuant to which any material Owned Intellectual Property or material Licensed Intellectual Property is licensed or sublicensed to a third party;

          (v) any contract or agreement pursuant to which the Business has the right to use any material Licensed Intellectual Property;

          (vi) any contract or agreement granting to any Person any right to market, distribute or resell any Healthcare Product, or to represent the Business with respect to any such Healthcare Product, or act as agent for the Business in connection with the marketing, distribution or sale of any Healthcare Product, that, in any case, is not cancelable by the Business within 90 days;

          (vii) any contract or agreement between or among a BOC Company, on the one hand, and the BOC Group or any of its Affiliates, on the other hand (other than contracts and agreements between Subsidiaries), and relating to the Business, which are identified as such in Section 3.16 of the Disclosure Schedule;

          (viii) any contract or agreement establishing any joint venture, strategic alliance or other collaboration that is material to the Business;

          (ix) any lease of Real Property involving annual expense in excess of US$250,000 that is not cancelable by the Business within 90 days;

          (x) any contract or agreement for the purchase or sale by a BOC Company of products or services for the Business during the fiscal year ended September 30, 1997 that resulted in, or during the fiscal year ending September 30, 1998 reasonably is expected to result in, purchases or sales by the BOC Companies in excess of US$1,000,000 and that is not cancelable by the Business within 90 days;

          (xi) any sole source supply contract for the purchase of a raw material or a component that is otherwise not generally available and that is used in the manufacture of any Healthcare Product, which Healthcare Product during the fiscal year ended September 30, 1997 had sales in excess of US$1,000,000;

          (xii) any contract or agreement between the BOC Group and any director, officer or senior manager of any Subsidiary, other than contracts or agreements listed in Section 3.18(a) of the Disclosure Schedule; and

          (xiii) any contract or agreement relating to the Business that was not entered into in the ordinary course of business.

          (b) The BOC Group has previously made available to the Purchaser true and complete copies of the Material Contracts.

          (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule, no BOC Company is (and, to the knowledge of the BOC Group, no other party is) in material breach or material violation of, or material default under, any of the Material Contracts. Except as set forth in Section 3.16(c) of the Disclosure Schedule, each Material Contract is a valid agreement, arrangement or commitment of the BOC Company that is a party thereto, enforceable against such BOC Company in accordance with its terms and, to the knowledge of the BOC Group, is, as of the date of this Agreement and will not, as a result of the transactions contemplated hereby, cease to be, a valid agreement, arrangement or commitment of each other party thereto, enforceable in all material respects against each such party in accordance with its terms.

          SECTION 3.17.  Real Property.  The Owned Real Property is, and the
                         -------------
leasehold interests with respect to the Leased Real Property are, owned by the BOC Group or a BOC Company free and clear of Encumbrances other than Permitted Encumbrances.

          SECTION 3.18.  Employee Benefit Matters.  (a) Set forth in Section
                         ------------------------
3.18 of the Disclosure Schedule is a list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) and all other material employee benefit, bonus, incentive, deferred compensation, pension, welfare, termination indemnities and long service leave programs, stock purchase, stock option, severance, change in control and fringe benefit plans, programs and agreements maintained or contributed to by any BOC Company for current or former employees or directors of the Business, or with respect to which any BOC Company could incur any material liability (other than any of the foregoing that are imposed by statute, and are not separately maintained by any BOC Company) (collectively, the "BOC BENEFIT PLANS"). No BOC Benefit Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA. With respect to each BOC Benefit Plan, the BOC Group has made available to the Purchaser a true and complete copy of the following, if applicable: (i) the most recent summary plan description for each BOC Benefit Plan for which a summary plan description is required, (ii) such BOC Benefit Plan, and each trust agreement relating to such BOC Benefit Plan, (iii) in the case of each BOC Benefit Plan applicable to United States Employees, the most recent annual report (Form 5500) filed with the IRS, and
(iv) the most recent determination letter issued by the IRS with respect to any BOC Benefit Plan qualified under Section 40l(a) of the Code. Each BOC Benefit Plan complies, and has been administered to comply, with all requirements of Law applicable thereto, and there has been no notification by any Governmental Authority questioning or challenging such compliance, except where any such violation or failure to comply would not have, individually or in the aggregate, a Material Adverse Effect. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the BOC Group, threatened with respect to any BOC Benefit Plan or against the assets of any BOC Benefit Plan, except where any such action, suit or claim would not have, individually or in the aggregate, a Material Adverse Effect. No BOC Company has incurred or might reasonably expect to incur any liability (whether direct or indirect, absolute or contingent) under ERISA, the Code or any other Law applicable to any BOC Benefit Plan, except for any such liability that would not have, individually or in the aggregate, a Material Adverse Effect and except for any such liability that is paid or incurred in the ordinary course pursuant to the terms of such BOC Benefit Plan. Except as disclosed in Section 3.18 of the Disclosure Schedule, no BOC Company has any material obligations under any of the BOC Benefit Plans which are welfare plans or otherwise to provide health or death benefits to or in respect of former employees, except as specifically required by applicable Law. Each BOC Benefit Plan which is intended to qualify under Section 401 of the Code (or under the corresponding provision of the tax code of Puerto Rico) has received a favorable determination letter from the IRS and, with respect to any such BOC Benefit Plan applicable to Caribe employees, the Department of Hacienda in Puerto Rico with respect to such qualification (except that, in the case of The BOC Group Pension Plan, an application to obtain such letter from the Department of Hacienda will be filed promptly after the date hereof, and the BOC Group shall use its best efforts to obtain such letter prior to the Closing Date) and nothing has occurred since the date of any such letter that has had or is likely to have an adverse effect on such qualification, except where a loss of such qualification would not have, individually or in the aggregate, a Material Adverse Effect. Section 3.18 of the Disclosure Schedule sets forth a list of all persons who are (i) active employees of the Business, (ii) employees on a leave of absence or (iii) former employees of a BOC Company who are entitled to enhanced severance benefits under a BOC Benefit Plan (and such list shall be updated within 30 days after the Closing Date).

          (b) With respect to the BOC Benefit Plans, to the knowledge of the BOC Group, no event has occurred and there exists no condition or set of circumstances in connection with which any BOC Company could be subject to any liability under the terms of such BOC Benefit Plans, ERISA, the Code or any other applicable Law which would have, individually or in the aggregate, a Material Adverse Effect, except for any such liability that is paid or incurred in the ordinary course pursuant to the terms of a BOC Benefit Plan.

          (c) Except as would not have, individually or in the aggregate, a Material Adverse Effect, with respect to each BOC Benefit Plan that is subject to or governed by the law of any jurisdiction other than the United States or any State or Commonwealth of the United States (each, a "FOREIGN BOC PLAN"):

          (i) all employer and employee contributions to each separately funded Foreign BOC Plan required by Law or by the terms of such Foreign BOC Plan have been made, or if applicable, accrued in accordance with normal accounting practices prevailing in the country where such plan is established;

          (ii) all payments (including premiums due) and all employer and employee contributions required to have been collected in respect of each insured Foreign BOC Plan have been paid when due;

          (iii) all amounts required to be reserved under each book reserved Foreign BOC Plan have been so reserved in accordance with normal accounting practices prevailing in the country where such plan is established;

          (iv) each Foreign BOC Plan required to be registered with a Governmental Authority has been registered, has been maintained in good standing with the appropriate Governmental Authorities and has been maintained and operated in accordance with its terms and applicable Law;

          (v) the fair market value of the assets of each funded Foreign BOC Plan (other than a Shared Plan) that is a defined benefit pension plan, and the liability of each insurer for any Foreign BOC Plan (other than a Shared
     Plan) that is a defined benefit pension plan and is funded through insurance or the book reserve established for any Foreign BOC Plan (other than a Shared Plan) that is a defined benefit pension plan, together with any accrued contributions, is sufficient to procure or provide for the liability for accrued benefits (including, in the case of any such plan that is maintained for Foreign Employees in Japan, any benefits that would be payable under such plan on a voluntary termination of employment by all such Foreign Employees as of the Cut-Off Date) as of the Cut-Off Date with respect to those current and former employees of the Business that participate in such plan according to the actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to or the funded status or book reserve of such Foreign BOC Plan, except where such liabilities would not have, individually or in the aggregate, a Material Adverse Effect; and

          (vi) there is no Foreign BOC Plan that (i) is maintained for Foreign Employees in Sweden (including for this purpose the Swedish mandatory retirement plans) or France and (ii) is a book reserve defined benefit pension plan.

          (d) There are no outstanding agreements or arrangements providing for severance or change in control payments with respect to any employees of the Business which would have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.19.  Labor Matters.  (a)  Section 3.19 of the Disclosure
                         -------------
Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed in the Business, and no collective bargaining agreement is being negotiated by any BOC Company and there is no organizing activity pending or, to the knowledge of the BOC

Group, threatened, except where such activity would not have, individually or in the aggregate, a Material Adverse Effect.

          (b)    Except as set forth in Section 3.09 or 3.19 of the Disclosure
Schedule:

          (i) the Business has not, within the last two years, experienced any organized slowdown, work interruption, strike or work stoppage by the employees of any BOC Company that would have, individually or in the aggregate, a Material Adverse Effect;

          (ii) to the knowledge of the BOC Group, neither the BOC Group nor any BOC Company has, within the last two years, been charged with any unfair labor practice or violation of any collective bargaining agreement in connection with the Business that would have, individually or in the aggregate, a Material Adverse Effect; and

          (iii) each BOC Company is in compliance with all applicable laws relating to the employment of personnel and labor, except where a failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.20.  Taxes.  (a)  Except as set forth in Section 3.20(a) of
                         -----
the Disclosure Schedule, (i) each Subsidiary has timely filed or been included in, or will timely file or be included in, all material Returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to, or obtained on behalf of, the BOC Group, any Affiliate or any Subsidiary, (ii) to the best knowledge of the BOC Group, all such Returns are true, correct and complete in all material respects, and (iii) all Taxes shown to be payable on such Returns have been or will be paid, and all moneys required to be withheld by each Subsidiary from its employees or from third parties for income and payroll taxes have been or will be withheld and either paid to the appropriate tax authorities or set aside in accounts for such purpose in accordance with the requirements of applicable law.

          (b) Except as set forth in Section 3.20(b) of the Disclosure Schedule, (i) the material income tax returns of each Subsidiary (and any consolidated, combined or unitary group of which such Subsidiary is a member) have been audited and settled, or are closed to assessment, for all years through the fiscal year ending September 30, 1993; (ii) there is no claim or assessment pending against any Subsidiary for any alleged deficiency in Taxes, and neither the BOC Group nor any Subsidiary has received notice of any audit or investigation with respect to any liability of any Subsidiary for Taxes; and
(iii) there are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which any Subsidiary may be liable.

          (c) None of the Subsidiaries is or has ever been a United States Real Property Holding Corporation as defined in Section 897(c)(2) of the Code.

          (d) None of the Subsidiaries has elected to reattribute any net operating loss carryovers or carrybacks under United States Treasury regulations
Section 1.1502-20(g).

          (e) Except as set forth in Section 3.20(e) of the Disclosure Schedule, there is no contract, agreement or intercompany account system in existence under which the Subsidiaries have, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) determined on a consolidated, combined or unitary basis with respect to a group of corporations of which any of the Subsidiaries is a part.

          (f) None of the Non-U.S. Subsidiaries is engaged in trade or business in the United States as defined in Section 864(b) of the Code or is a controlled foreign corporation as defined in Section 957 of the Code.

          SECTION 3.21.  Assets of the Business.  Upon consummation of the
                         ----------------------
Transactions pursuant to this Agreement and the Ancillary Agreements, the Purchaser shall have acquired (directly or indirectly) the Transferred Assets, free and clear of all Encumbrances other than Permitted Encumbrances and any Encumbrances which may be created by the Purchaser. Except (i) as set forth in
Section 3.21 of the Disclosure Schedule, (ii) for services the Purchaser is entitled to receive pursuant to the Transition Services Agreement (whether or not the Purchaser elects to receive such services), (iii) for contracts and agreements not transferred to the Purchaser due to the failure to obtain the necessary consents and waivers therefor and which are not material, individually or in the aggregate, to the Business, (iv) for assets related to (x) shared sales facilities, (y) customer account management contracts and joint distribution contracts or (z) shared software, (which in the cases described in clauses (x) and (z) above are not related to manufacturing or distribution, which are delivered to Instrumentarium, Baxter or Newco pursuant to the MSD/SPD Purchase Agreement, the PPD Purchase Agreement or the INO Purchase Agreement,
(v) the Excluded Assets (other than those that are Excluded Assets as a result of clause (viii) of Schedule 1.01(a)), and (vi) Employees that cease to be Employees of the BOC Group or its Affiliates from or after the date hereof, the Transferred Assets constitute all the properties, assets and services necessary to, forming a part of, or used or held for use in, the Business and the Transferred Assets are sufficient to permit the operation of the Business in the same manner as it is currently conducted and as proposed in the Descriptive Memorandum to be conducted.

          SECTION 3.22.  Insurance.  Section 3.22 of the Disclosure Schedule
                         ---------
sets forth a preliminary list of insurance policies currently applicable to the Business other than any policies related to the BOC Benefit Plans (as to the completeness of which the BOC Group makes no representation or warranty). On or prior to February 15, 1998, the BOC Group shall deliver to the Purchaser an updated Section 3.22 of the Disclosure Schedule supplementing, by adding to but not deleting from, the preliminary list delivered on the date hereof and which together lists all insurance policies applicable to the Business. The BOC Group has provided the Purchaser with summaries of all such insurance policies currently applicable to the Business.

          SECTION 3.23.  Books and Records.  Except as set forth in Section 3.23
                         -----------------
of the Disclosure Schedule, the books and records of the BOC Group relating to the Business have been maintained in accordance with good business practices and applicable legal, regulatory and accounting requirements and are complete and correct in all material respects.

          SECTION 3.24.  Warranties.  Neither the BOC Group nor any of its
                         ----------
Affiliates has granted any warranty with respect to a Healthcare Product to any purchaser or user of such Healthcare Product other than (a) warranties expressly made in the packaging, package inserts or label accompanying such product, (b) warranties implied by Law, (c) warranties set forth in standard form customer purchase orders and (d) warranties contained in contracts or agreements which have been made available to the Purchaser and which are listed or described in
Section 3.24 of the Disclosure Schedule.

          SECTION 3.25.  Brokers.  Except for Morgan Guaranty Trust Company of
                         -------
New York ("JP MORGAN"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the BOC Group or any Subsidiary. The BOC Group is solely responsible for the fees and expenses of JP Morgan.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the BOC Group as follows:

          SECTION 4.01.  Incorporation and Authority of the Purchaser.  The
                         --------------------------------------------
Purchaser is a corporation duly incorporated validly existing and in good standing under the laws of New Jersey and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the BOC Group and the BOC Companies parties thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

          SECTION 4.02.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications described in Section 4.03 have been made, and except as may result from any facts or circumstances relating solely to the BOC Group or a BOC Company, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which the Purchaser is to be a party do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Purchaser or any of its subsidiaries is a party or by which any of their assets or properties is bound, except in any such case for any violations, conflicts, breaches, defaults or other matters which would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated hereby.

          SECTION 4.03.  Consents and Approvals.  The execution, delivery and
                         ----------------------
performance by the Purchaser of this Agreement and the Ancillary Agreements do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act and the requirements of any other applicable antitrust or merger control Laws, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and (c) as may be necessary as a result of any facts or circumstances relating solely to the BOC Group or its Affiliates.

          SECTION 4.04.  Litigation.  There are no Actions pending or, to the
                         ----------
knowledge of the Purchaser, threatened against the Purchaser, that are reasonably likely to prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement.

          SECTION 4.05.  Investment Purpose.  The Purchaser is acquiring the
                         ------------------
Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          SECTION 4.06.  Financing.  The Purchaser has available to it, and on
                         ---------
the Closing Date will have, all funds necessary to consummate the transactions contemplated by this Agreement. The Purchaser has delivered true and correct copies of all loan commitments issued to the Purchaser in connection with the financing of such funds.

          SECTION 4.07.  Brokers.  Except for Lazard Freres & Co, LLC) and its
                         -------
Affiliates ("LAZARD"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Lazard.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01.  Conduct of Business Prior to the Closing.  (a)  The BOC
                         ----------------------------------------
Group agrees that, between the date hereof and the Closing Date, the Business shall be conducted in the ordinary course and consistent in all material respects with past practice, except as described in Section 5.01(a) of the Disclosure Schedule or as otherwise expressly contemplated by this Agreement and the Ancillary Agreements.

          (b) The BOC Group agrees that, between the date hereof and the Closing Date, (i) it will cause the BOC Companies to use their reasonable best efforts to preserve intact the Business, to keep available to the Purchaser the services of the employees of the Business and to preserve the current relationships of the Business with its customers, suppliers and other persons with which the Business has significant business relationships and (ii) it will cause each Subsidiary to transfer any Excluded Assets held by it to another Person (other than another Subsidiary) and will cause all Excluded Liabilities to which any Subsidiary is subject to be satisfied or assumed by another Person (other than another Subsidiary); provided, however, that the form, substance and structure of each of such transfers will be subject to the approval of the Purchaser, which approval may not be unreasonably withheld so long as the proposed form, substance and structure of such transfers does not adversely affect the tax planning of the Purchaser or otherwise impose liability (whether or not contingent) upon the Purchaser or the Business. If any such transfer of Excluded Assets and Excluded Liabilities shall not have been completed on or prior to the Closing Date, the parties shall use all reasonable efforts to complete such transfer as promptly as practicable following the Closing Date.

          (c) The BOC Group agrees that, between the date hereof and the Closing Date, it will cause the BOC Companies to cooperate and consult with the Purchaser with respect to information technology matters and, unless the Purchaser shall request otherwise, cause the "AIM 2000" program to be carried out in accordance with its terms and cause the funding of such program to be maintained at current levels.

          (d) Notwithstanding anything to the contrary herein, except as set forth on Schedule 5.01(d) of the Disclosure Schedule, without the prior written consent of the Purchaser, which shall not be unreasonably withheld, between the date hereof and the Closing Date, the BOC Group shall not, and shall not permit any BOC Company to:

          (i) amend the certificate of incorporation or by-laws or other equivalent organizational document of any Subsidiary, or permit any Subsidiary to merge or consolidate, or obligate itself to do so, with or into any other entity;

          (ii) issue or sell any shares of capital stock of, or other equity interests in, any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests or sell or transfer any Assets or any assets of any Subsidiary, except for sales of assets in the ordinary course of business consistent with past practice;

          (iii) permit any Subsidiary to declare, set aside, make or pay any dividend or other distribution, payable in stock, property or otherwise (other than in cash), with respect to any of its capital stock;

          (iv) establish or increase the benefits under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation payable or to become payable to any directors, officers or employees of any BOC Company whose services are substantially devoted to the Business, except in the ordinary course of business consistent with past practice or as may be required by Law or by existing contractual arrangements;

          (v) enter into any employment or severance agreement with any of its employees whose services are substantially devoted to the Business or establish, adopt or enter into any collective bargaining agreement covering employees whose services are substantially devoted to the Business except in the ordinary course of business consistent with past practice or as may be required by Law or by existing contractual arrangements;

          (vi) permit any Subsidiary to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division thereof;

          (vii) permit any Subsidiary to (A) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than another Subsidiary), or make any loans or advances, except in the ordinary course of business consistent with past practice in an aggregate amount not in excess of US$1,000,000, (B) issue any debt securities or (C) otherwise incur any indebtedness for borrowed money in an aggregate amount in excess of US$25,000,000 (all of which indebtedness shall, in any event, be repaid as of or prior to the Closing or, with the written consent of the Purchaser, be deemed an Excluded Liability);

          (viii) authorize or make any capital expenditure for the Business that is not provided for in the Capital Expenditures Budget attached hereto as Exhibit 5.01(d)(viii);

          (ix) permit any BOC Company to make a purchase commitment of the Business inconsistent with past practice or in excess of the normal, ordinary and usual requirements;

          (x) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(d);

          (xi) permit any sale, transfer, lease or other disposition of any of the Transferred Assets (other than the sale of assets immaterial to the Business or inventory in the ordinary course of business), or enter into any other transaction, contract or commitment not in the ordinary course of business consistent with past practice;

          (xii) permit any Subsidiary to mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of its properties, or permit any other BOC Company to mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of the Transferred Assets, except in each case in the ordinary course of business consistent with past practice;

          (xiii) discharge or satisfy any material Encumbrance or pay or satisfy any material obligation or liability (fixed or contingent) or compromise, settle or otherwise adjust any material claim or litigation;

          (xiv) permit any transfer, grant or modification of, or enter into any settlement regarding the breach or infringement of, any Intellectual Property rights relating to the Business;

          (xv) permit any alteration in the customary practices of the Business with respect to the pricing of its products or offer to any customer of the Business special discounts or rebates in excess of those existing under current agreements with such customer;

          (xvi) permit any alteration in the payment or collection terms or the customary practices of the Business with respect to the collection of receivables or the payment of payables;

          (xvii) enter into any non-competition agreement placing limitations on the conduct of the Business;

          (xviii) (A) fail to maintain all of its assets and properties in their current condition, normal wear and tear excepted, or (B) fail to maintain insurance upon all of such properties in such amounts and of such kinds substantially comparable to that in effect on the date hereof on such properties and with respect to such operation with insurers of the same or better financial condition;

          (xix) fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years or fail to comply with any contractual or other third party obligations applicable to the operation of the Business;

          (xx) terminate, cancel, surrender, modify, amend, assign or give notice of its intention to terminate, cancel, surrender, modify, amend or assign any lease relating to any Leased Real Property; or

          (xxi)    agree to do any of the foregoing.

          (e) Between the date hereof and the Closing Date, the Business shall be conducted in compliance with all Laws and Governmental Orders applicable to the Business (as such Laws and Governmental Orders are interpreted as of the date of the conduct in question by the relevant Governmental Authority).

          SECTION 5.02.  Access to Information; Confidentiality.  (a)  The
                         --------------------------------------
Purchaser acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning, the Business, the Assets and the Assumed Liabilities, (ii) has been furnished with or given adequate access to such information about the Business, the Assets and the Assumed Liabilities as it has requested, (iii) has had independent legal, financial and technical advice relating to the Business, the purchase of the Shares and the Assets and the terms of this Agreement and the documents to be executed pursuant hereto and (iv) will not assert any claim against the BOC Group or any of its Affiliates or any of the BOC Group's or its Affiliates' respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants or representatives, or hold the BOC Group or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties of the BOC Group contained in this Agreement) furnished by the BOC Group or such persons concerning the BOC Group, the BOC Companies, the Business, the Assets or the Assumed Liabilities, provided, however, that nothing contained in this Agreement shall preclude the assertion by the Purchaser or its Affiliates of any causes of action that may exist, not based upon breach of contract, for fraud. Any implied warranty or other rights applicable to any of the transactions contemplated hereby under the law of any jurisdiction is hereby expressly and irrevocably waived by the Purchaser to the fullest extent permitted by such Law, and the Purchaser agrees that it shall not seek to enforce any such implied warranties or other rights.

          (b) In connection with the Purchaser's investigation of the Business, the Assets and the Assumed Liabilities, the Purchaser has received from the BOC Group certain estimates, projections and other forecasts for the Business, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against the BOC Group or any of its Affiliates or any of the BOC Group's or its Affiliates' respective directors, officers, employees, agents, stockholders, consultants, investment bankers, accountants or representatives, or hold the BOC Group or any such persons liable with respect thereto. Accordingly, the BOC Group makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.02.

          (c) The terms of the letter agreement dated as of July 31, 1997 (the "CONFIDENTIALITY AGREEMENT") between JP Morgan, as agent for the BOC Group, and the Purchaser are incorporated by reference herein and shall continue in full force and effect until the Closing Date, at which time the Confidentiality Agreement and the obligations of the Purchaser under this Section 5.02(c) shall terminate; provided, however, that the Confidentiality Agreement shall terminate only in respect of that portion of the Proprietary Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing Date, the Confidentiality Agreement shall continue in full force and effect thereafter in accordance with its terms.

          (d) Following the Closing, the BOC Group agrees to, and will cause its agents, representatives, Affiliates, employees, officers and directors to (i) treat and hold as confidential (and not disclose or provide access to any Person), in a manner consistent with its practices prior to the date hereof, all information related to the Business previously treated by the BOC Group and its Affiliates as confidential, (ii) in the event that the BOC Group or any such agent, representative, Affiliate, employee, officer or director becomes compelled by Law (including any requirement of the London Stock Exchange or the Panel for Takeovers and Mergers in London) to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.02(d) and (iii) in the event that such protective order or other remedy is not obtained or is not available, or the Purchaser waives compliance with this Section 5.02(d), furnish only that portion of such confidential information that is legally required to be provided and use all reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Section 5.02(d) by the BOC Group, its agents, representatives, Affiliates, employees, officers or directors or otherwise in breach of any obligation of confidentiality by any third party. The BOC Group shall request the return and destruction and use its reasonable efforts to secure the return and destruction of all Proprietary Information regarding the Business that was provided to other potential purchasers (and their Affiliates and representatives) of the Business or the businesses of MSD, SPD and PPD. The BOC Group covenants and agrees that it shall not under any circumstance waive any confidentiality rights or protections that it has against other potential purchasers of the Business or the businesses of MSD, SPD and PPD with respect to such Proprietary Information and that at the Closing it shall transfer all such rights and protections to the Purchaser (to the extent related to the Business) (and to the extent not transferable to the Purchaser, act as agent of the Purchaser for purposes of enforcing such rights and protections).

          SECTION 5.03.  Investigation.  (a)  From the date hereof until the
                         -------------
Closing Date, upon reasonable notice, the BOC Group shall, and shall cause each of the BOC Companies and each of their respective officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of the Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Business, the Assets and the Assumed Liabilities as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the BOC Group or any of its Affiliates and shall be at the cost of the Purchaser.

          (b) In order to facilitate the resolution of any claims made by or against or incurred by the BOC Group or any Affiliate or for which the BOC Group or any of its Affiliates remains liable, after the Closing Date, upon reasonable notice, the Purchaser shall (i) afford the officers, employees and authorized agents and representatives of the BOC Group reasonable access, during normal business hours, to the offices, properties, books and records of the Purchaser in respect of the Business, the Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities, (ii) furnish to the officers, employees and authorized agents and representatives of the BOC Group such additional financial and other information regarding the Business, the Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities as the BOC Group or such officers, employees and authorized agents and representatives may from time to time reasonably request and (iii) make available to the BOC Group the employees of the Purchaser in respect of the Business whose assistance, testimony or presence is necessary to assist the BOC Group in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Purchaser or any of its Affiliates and shall be at the cost of the BOC Group.

          (c) Notwithstanding the foregoing, the BOC Group shall not be required, prior to the Closing Date, to disclose, or cause the disclosure of, to the officers, employees or authorized agents or representatives of the Purchaser (or provide access to any offices, properties, books or records of the BOC Group or any of its Affiliates that could result in the disclosure to such persons or others of) any confidential information relating to pricing and marketing plans, to the extent that the BOC Group receives the written advice of Shearman & Sterling or other outside legal counsel reasonably satisfactory to the Purchaser that disclosure of such information would be inconsistent with any applicable antitrust or competition law, nor shall the BOC Group be required to permit or cause others to permit the officers, employees or authorized agents or representatives of the Purchaser to copy or remove from the offices or properties of the BOC Group or any of its Affiliates any documents, drawings or other materials that might reveal any such confidential information.

          SECTION 5.04.  Books and Records.  (a)  Except as otherwise provided
                         -----------------
in Article VII, the Purchaser agrees that it shall preserve and keep all books and records in respect of the Business in the Purchaser's possession for a period of at least eight years from the Closing Date. After such eight-year period, before the Purchaser shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the BOC Group, and the BOC Group shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the BOC Group may select. During such eight-year period, duly authorized representatives of the BOC Group shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

          (b) If, in order properly to prepare documents required to be filed with Governmental Authorities or its financial statements or required under any applicable Law, it is necessary that either party hereto (or any of their respective Affiliates) or any successors be furnished with additional information relating to the Business, the Assets, the Excluded Assets, or the Assumed Liabilities or the Excluded Liabilities, and such information is in the possession of the other party hereto or any of its Affiliates, such party agrees to use its best efforts to furnish such information to such other party as soon as reasonably practicable, at the cost and expense of the party being furnished such information.

          (c) Notwithstanding the foregoing, the Purchaser shall not be required, after the Closing Date, to disclose, or cause the disclosure of, to the officers, employees or authorized representatives or agents of the BOC Group (or provide access to any offices, properties, books and records of the Purchaser or any of its Affiliates that could result in the disclosure to such persons or others of) any confidential information relating to pricing and marketing plans, to the extent that the Purchaser receives the written advice of outside legal counsel reasonably satisfactory to the BOC Group that the disclosure of such information would be inconsistent with any applicable antitrust or competition law, nor shall the Purchaser be required to permit or cause others to permit the officers, employees or authorized representatives or agents of the Purchaser to copy or remove from the offices or properties of the Purchaser or any of its Affiliates any documents, drawings or other materials that might reveal any such confidential information.

          SECTION 5.05.  Satisfaction of Conditions Precedent; Regulatory and
                         ----------------------------------------------------
Other Authorizations; Notices and Consents.  (a)  The BOC Group and the
------------------------------------------
Purchaser shall use their reasonable best efforts to cause the satisfaction of the conditions precedent contained in Article VIII. Each party hereto shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its and its Affiliates' execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements and shall cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make any appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as practicable following the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act.

          (b) Without limiting the generality of the Purchaser's undertakings pursuant to Section 5.05(a), but subject to the proviso following clause (iv) of this Section 5.05(b), the Purchaser shall:

          (i) take promptly any or all of the following actions to the extent necessary to eliminate any concerns on the part of any Governmental Authority with jurisdiction over the enforcement of any applicable antitrust laws, anti-competition or similar laws ("GOVERNMENT ANTITRUST AUTHORITY") regarding the legality under any antitrust law, anti-competition or similar law of the Purchaser's acquisition of the Business: entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise), particular assets or categories of assets, or businesses, of the Business or the Purchaser or any of its subsidiaries or Affiliates;

          (ii) use its reasonable best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law, anti-competition or similar law by any Government Antitrust Authority or any other party of any permanent or preliminary injunction or other Governmental Order that would make consummation of the acquisition of the Business in accordance with the terms of this Agreement and the Ancillary Agreements unlawful or that would prevent or delay such consummation, including, without limitation, taking the steps contemplated by Section 5.05(b)(i);

          (iii) take promptly, in the event that such an injunction or order has been issued in such a proceeding, any and all steps, including, without limitation, the appeal thereof, the posting of a bond or the steps contemplated by Section 5.05(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement and the Ancillary Agreements; and

          (iv) take promptly all other actions and do all other things necessary and proper to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any Government Antitrust Authority or any other party to the consummation of the acquisition of the Business by the Purchaser in accordance with the terms of this Agreement and the Ancillary Agreements;

provided, however, that nothing contained in this Agreement shall require the Purchaser to forgo acquiring or to divest any of the interests intended to be acquired hereunder in, or accept any condition that could in any way materially affect the Purchaser's ownership, control or operation of, BOC Ohmeda AB or any of the assets or facilities of the Business in Sweden.

          (c) The BOC Group and the Purchaser shall jointly give promptly such notices to third parties and use reasonable efforts to obtain such third party consents as the Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all consents from other Persons that are necessary or desirable in connection with the transfer of the Material Contracts; provided that the BOC Group and its Affiliates shall not be required to make any payment to any such Person to induce such Person to grant such consent or waiver.

          (d) To the extent the necessary consents and waivers for the transfer of any contractual right or benefit are not obtained prior to the Closing Date, then neither this Agreement nor any of the Ancillary Agreements shall constitute a transfer or assignment of such right or benefit, and the BOC Group and the Purchaser shall use their reasonable best efforts to establish arrangements that are reasonable and lawful as to both parties and that provide to the Purchaser the full benefits (economic and otherwise) and burdens of such contractual right or benefit for the remainder of its term; provided, however, that nothing in this Section 5.05(d) shall prejudice the Purchaser's rights to indemnification under Article IX of this Agreement.

          (e) To the extent that the Business receives the benefit of any material license, permit, contract, lease or other right included in the Business that is not used primarily in the Business (a "NON-EXCLUSIVE CONTRACT"), then neither this Agreement nor any of the Ancillary Agreements shall constitute an assignment or transfer of such Non-Exclusive Contract. Except as provided in the form of Transition Services Agreement attached hereto, with respect to each Non-Exclusive Contract, the BOC Group shall, or shall cause its Affiliates to, use its reasonable best efforts to enter into arrangements for the period ending on the expiration date of such Non-Exclusive Contract, in accordance with its terms, so as to provide the Purchaser with the benefits and burdens thereunder (A) relating to the Business and (B) on terms which reflect the proportionate share that such benefits and burdens relating to the Business bears to the entire Non-Exclusive Contract. Set forth in Section 5.05(e) of the Disclosure Schedule is a preliminary description of the Non-Exclusive Contracts identified by the BOC Group as of the date of this Agreement (as to the completeness of which the BOC Group makes no representation or warranty). On or prior to the tenth Business Day prior to the Closing, the BOC Group shall deliver to the Purchaser an updated Section 5.05(e) of the Disclosure Schedule setting forth a true and complete list of those contracts and agreements which, to the knowledge of the BOC Group, are Non-Exclusive Contracts.

          SECTION 5.06.  Notification to Governmental Authorities.  The
                         ----------------------------------------
Purchaser shall, as promptly as practicable after the Closing, and in any event not later than the expiration date of the applicable notification period, notify each Governmental Authority which requires such notification which is responsible for the regulatory supervision and administration of the Business with respect to the Purchaser's ownership of the Business and with respect to the names of the then current officers and directors of the Purchaser.

          SECTION 5.07.  Payment of Intercompany Accounts Payable.  (a)  The
                         ----------------------------------------
Purchaser shall cause the payment to the BOC Group and its Affiliates of all accounts payable to the BOC Group or any of its Affiliates that are properly accrued by any BOC Company with respect to the Business prior to or upon the Closing Date.

          (b) The BOC Group and its Affiliates shall cause the payment to the Purchaser and its Affiliates of all accounts payable to the Purchaser or any of its Affiliates that are properly accrued by any BOC Company or any of its Affiliates with respect to the Business prior to or upon the Closing Date.

          (c) For purposes of this Section 5.07, Section 5.12 and clause (e) of the definition of "Excluded Liabilities" in Section 1.01, "ACCOUNTS RECEIVABLE" and "ACCOUNTS PAYABLE" mean accounts receivable or payable incurred in the ordinary course of business consistent with past practice in respect of goods and services sold or provided by (i) the BOC Group and its Affiliates (other than the Ohmeda Business) to the Ohmeda Business or (ii) the Business to the BOC Group and its Affiliates (other than the Business) and shall not in any event include any amounts in respect of any type of debt or any funding of the Business by the BOC Group or its Affiliates.

          SECTION 5.08.  Non-Competition.  For a period of five years after the
                         ---------------
Closing Date (the "NON-COMPETITION PERIOD"), neither the BOC Group nor any BOC Group Controlled Person will manufacture, sell or distribute any product or services that compete directly or indirectly with any products or services that are manufactured, sold or distributed as part of the Business on the Closing Date (the "COMPETITIVE PRODUCTS"); provided, however, that the foregoing shall not prohibit the BOC Group or any BOC Group Controlled Person from (a) acquiring, directly or indirectly, securities of any Person traded in a public market that sells any Competitive Products; provided that the BOC Group and its Affiliates do not, in the aggregate, own more than 5% of any class of securities of such Person; or (b) acquiring a company (the "DIVERSIFIED COMPANY") or a business having not more than 25% of its gross revenues attributable to the manufacture, sale or distribution of Competitive Products, so long as, with respect to such Diversified Company or business acquired, the BOC Group shall have divested itself within 18 months of its acquisition of such Diversified Company of the assets of such Diversified Company that sell Competitive Products; and (c) engaging in the Medical Gases Business.

          SECTION 5.09.  No Solicitation.  For a period of two years following
                         ---------------
the Closing, (a) neither the BOC Group nor any BOC Group Controlled Person shall, directly or indirectly, actively solicit or induce any employee of the Purchaser or any of its Affiliates whose services are substantially devoted to the Business to leave such employment and become an employee of the BOC Group or any BOC Group Controlled Person and (b) the Purchaser shall not, directly or indirectly, actively solicit or induce any employee of the BOC Group or any Affiliate of the BOC Group with whom the Purchaser or any of its Affiliates come into contact in connection with the transactions contemplated hereby to leave such employment and become an employee of the Purchaser or any of its Affiliates; provided, however, that nothing in this Section 5.09 shall prohibit the BOC Group or any BOC Group Controlled Person or the Purchaser or any of its Affiliates from employing any person who contacts them on his or her own initiative and without any direct or indirect solicitation by the BOC Group or any BOC Group Controlled Person or the Purchaser or any of its Affiliates, as the case may be, or as a result of a general solicitation to the public; and provided further that the BOC Group and the BOC Group Controlled Persons shall have the right to solicit or induce those persons who do not remain in the employ of the Purchaser following the Closing Date.

          SECTION 5.10.  Bulk Transfer Laws.  The Purchaser hereby waives
                         ------------------
compliance by the BOC Group and the BOC Companies with the provisions of any bulk transfer Laws or other similar creditor notice requirements of any jurisdiction in connection with the sale to the Purchaser of the Assets. The BOC Group shall indemnify and hold the Purchaser harmless from any claims relating to bulk transfer laws which may be applicable to the transactions contemplated hereby.

          SECTION 5.11.  Use of the BOC Group's Name.  Notwithstanding any other
                         ---------------------------
provision of this Agreement to the contrary, no interest in or right to use the name "BOC", any corporate name of the BOC Group or its Affiliates (other than the Subsidiaries) or the "zeta device" set forth on Schedule 5.11, or any logo, trademark or trade name or any derivation thereof of the BOC Group or its Affiliates with respect to, or associated with, the foregoing (but not including any logo, trademark or trade name referred to in Section 3.15 of the Disclosure Schedule) (collectively, the "RETAINED NAMES AND MARKS") is being transferred to the Purchaser pursuant to the transactions contemplated hereby, and the use of any Retained Names and Marks in connection with the Business by the Purchaser and its Affiliates shall cease as soon as practicable following the Closing Date. The Purchaser, as soon as practicable following the Closing Date, will, and will cause its Affiliates to, (a) remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials of the Business and otherwise, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto and (b) change the corporate name of each Subsidiary whose corporate name includes the name "BOC" or any name, mark or logo similar thereto, to another corporate name that does not include the name "BOC" or any name, mark or logo similar thereto. Notwithstanding the foregoing, the Purchaser and the Subsidiaries may, for a period of nine months following the Closing Date, use any purchase orders, invoices, sales orders, labels, letterheads, or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto, where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical, and shall not in any event be prohibited from selling inventories existing as of the Closing Date which are pre-labelled in a manner such that the removal of any Retained Name or Mark or any name, mark or logo similar thereto would be impractical (provided that the Purchaser shall use reasonable efforts to sell such inventories before selling comparable inventories which are not so labelled). The Purchaser agrees that the BOC Group shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Purchaser, the Subsidiaries or any Affiliate thereof of any Retained Name or Mark after the Closing Date, and the Purchaser agrees to indemnify and hold harmless the BOC Group from any and all claims that may arise out of the use thereof by the Purchaser, the Subsidiaries or any Affiliate thereof.

          SECTION 5.12.  Intercompany Debt.  Prior to or upon the Closing Date,
                         -----------------
all intercompany debt among the Subsidiaries, on the one hand, and the BOC Group and its other Affiliates, on the other hand, other than normal and customary accounts receivable and accounts payable within the scope of Section 5.07(c) and reflected on the Closing Date Carve-Out Balance Sheet, will be repaid or otherwise eliminated.

          SECTION 5.13.  Insurance Coverage.  (a)  Not later than February 15,
                         ------------------
1998, the BOC Group shall provide the Purchaser with a reasonable, good faith estimate of the premium that would be required by a third party insurer to provide insurance coverage to the Business during the Interim Period comparable to the insurance currently provided by Priestly Limited. On or prior to February 28, 1998, the Purchaser shall make an election, by written notice to the BOC Group, to either (i) avail itself of the insurance coverage provided by Priestly Limited, in which event the calculation of Tax Adjusted Operating Profit or Tax Adjusted Operating Loss for purposes of Section 2.05 shall include both a charge for such insurance at the market rate quoted by the BOC Group and the proceeds of such insurance received during the Interim Period, or (ii) not avail itself of the insurance provided by Priestly Limited, in which event the calculation of Tax Adjusted Operating Profit or Tax Adjusted Operating Loss for purposes of Section 2.05 shall not include either a charge for such insurance or any proceeds thereof.

          (b) Effective 12:01 a.m. on the Closing Date, the Subsidiaries and the Assets shall cease to be insured by the BOC Group's or its Affiliates' insurance policies, and the Purchaser shall have no rights with respect to any such policy.

          SECTION 5.14.  Guaranties.  To the knowledge of the BOC Group, Section
                         ----------
5.14 of the Disclosure Schedule sets forth a true and correct list of all guaranties and guaranty obligations of the BOC Group and its Affiliates (other than the Subsidiaries) relating to obligations of the Subsidiaries or otherwise relating principally to the Business. The Purchaser shall use its reasonable efforts to cause the BOC Group and its Affiliates (other than the Subsidiaries) to be released as of the Closing, or as soon thereafter as possible, from all guaranties and guaranty obligations of the BOC Group and such Affiliates relating principally to the Business (whether or not listed in Section 5.14 of the Disclosure Schedule). The Purchaser agrees to indemnify the BOC Group and its Affiliates for any and all Losses incurred by the BOC Group and its Affiliates arising out of any such guaranty or guaranty obligation (whether or not listed in Section 5.14 of the Disclosure Schedule), to the extent such Loss relates to a default or other circumstance or event arising out of the Business.

          SECTION 5.15.  Transition Services.  Following the Closing Date, the
                         -------------------
BOC Group shall provide, or cause to be provided, to the Purchaser, and the Purchaser shall provide, or cause to be provided, to the BOC Group and its Affiliates, on a fairly allocated cost basis determined in a manner consistent with past practice, certain services which are currently provided by the BOC Group and its Affiliates to the Business or by the Business to the other businesses of the BOC Group and its Affiliates, all as more fully set forth in an agreement (the "TRANSITION SERVICES AGREEMENT"), to be entered into by the BOC Group and the Purchaser as of the Closing Date, substantially in the form attached hereto as Exhibit 5.15. Except as specifically set forth in the Transition Services Agreement or in Section 6.04(h), no other services (including, without limitation, legal, accounting, tax or personnel services) will be provided to the Purchaser by the BOC Group or its Affiliates.

          SECTION 5.16.  Shared Facilities.  The BOC Group and the Purchaser
                         -----------------
agree to put into effect the procedures described in Exhibit 5.16 with respect to the facilities set forth on such Schedule that are occupied by both the Business and other businesses of the BOC Group and its Affiliates.

          SECTION 5.17.  Further Action.  Each of the parties hereto shall
                         --------------
execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

          SECTION 5.18.  Conduct of Retained Litigation.  From and after the
                         ------------------------------
date hereof, the BOC Group agrees (i) to keep the Purchaser informed with respect to all significant developments in the Retained Litigation that relate to claims for injunctive relief and (ii) without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), not to settle or compromise, or consent to the entry of any judgment in connection with, the Retained Litigation if such settlement, compromise or judgment would impose any restrictions on the conduct of the Business.

          SECTION 5.19.  Notice of Certain Events or Occurrences.  Each party
                         ---------------------------------------
hereto agrees that at all times prior to the Closing Date it shall notify the other in writing promptly after becoming aware of any event or occurrence which will or is reasonably likely to result in (i) the failure of any of the conditions set forth in Article VIII to be satisfied or (ii) the failure of any of its representations or warranties to be true and correct in all respects on the date hereof or the Cut-Off Date (except for representations and warranties that are made as of another date, which must be true and correct as of such date), without giving effect to any
standard, qualification or exception with respect to "materiality" or "Material Adverse Effect" contained therein.


                                  ARTICLE VI

                               EMPLOYEE MATTERS

          SECTION 6.01.  Certain Severance Benefits; Certain Arrangements.  In
                         ------------------------------------------------
the event that the employment of an employee of the Business who is eligible for coverage immediately prior to the Closing Date under the BOC Group's (i) Severance Security Plan or (ii) severance plans for Foreign Employees, as set forth in Section 6.01 of the Disclosure Schedule (copies of which have been made available to the Purchaser) (collectively, the "BOC GROUP'S SEVERANCE PLAN"), is terminated by the Purchaser within nine months after the Closing Date, the Purchaser shall pay such terminated employee severance benefits in accordance with and subject to the terms of the BOC Group's Severance Plan as in effect on the date hereof, as if the BOC Group's Severance Plan were then maintained by the Purchaser. Service with the BOC Group, the BOC Companies and the Purchaser for periods prior to and after the Closing Date shall be aggregated for purposes of calculating severance benefits. On the Closing Date, the Purchaser shall, subject to the last sentence of this Section 6.01, assume, and agree to perform and discharge the obligations of the BOC Group and its Affiliates under, the employment agreements and severance arrangements with or for employees of the Business (other than (except as otherwise provided in this Article VI) in the case of the Designated Employees any terms of such employment agreements and severance arrangements relating to employees' rights to old-age, invalidity or survivors' benefits under supplementary company or inter company pension schemes outside the statutory social security schemes in Member States of the European Community) which employees, agreements and arrangements are listed in Section 6.01(a) of the Disclosure Schedule. The BOC Group shall reasonably cooperate and consult with the Purchaser with respect to the provision of information relating to the payment of severance benefits following the Closing Date. The BOC Group shall assume or retain, as appropriate, full responsibility with respect to the retention bonus arrangements established in connection with the transactions contemplated by this Agreement, as set forth in Section 6.01(b) of the Disclosure Schedule (but not including any arrangement set forth in Section 6.01(a) of the Disclosure Schedule), which retention bonus arrangements shall be treated as Excluded Liabilities hereunder.

          SECTION 6.02.  [Reserved]


          SECTION 6.03.  Additional Provisions Relating to Foreign Employees.
                         ---------------------------------------------------
(a)  Employee Transfer.  (i)  Section 6.03(a) of the Disclosure Schedule
     -----------------
identifies all
employees of the Non-U.S. Subsidiaries designated to be employed following the Closing Date by the Purchaser (the "DESIGNATED EMPLOYEES"). The BOC Group has, except as set forth in Section 6.03(a) of the Disclosure Schedule, previously made available to the Purchaser copies of the representative employment terms and conditions for the Designated Employees, and shall make reasonable efforts to make available to the Purchaser prior to the Closing the significant employment terms and conditions for each of the Designated Employees. In the event that any Designated Employee has not automatically been transferred to the Purchaser pursuant to the Transfer Laws (as defined below) or the purchase of shares of a Non-U.S. Subsidiary, upon becoming aware of such failure to transfer, the Purchaser shall make offers of employment, to be effective as of the Closing Date, to such Designated Employees. The employees who accept such offer of employment made by the Purchaser, or are automatically transferred to the Purchaser under Section 6.03(a)(ii) or upon the purchase of shares of a Non-U.S. Subsidiary, shall be referred to as the "TRANSFERRED EMPLOYEES". Without limiting the Purchaser's obligations under any other provision of this Article VI, the Purchaser's initial terms of employment for such Transferred Employees shall be at least the current wage or salary rate for such employees, as set forth in Section 6.03(a) of the Disclosure Schedule. The continuity of service of all Transferred Employees shall be preserved by the Purchaser.

          (ii) The Purchaser acknowledges that the Acquired Rights Directive (77/187 EEC) as enacted in the Member States of the European Union and similar Laws in other jurisdictions which safeguard the rights of employees in transfers of undertakings, businesses or parts of businesses (collectively, the "TRANSFER LAWS") may operate to automatically transfer all or some of the Designated Employees to the Purchaser. If any contract of employment of a person who is not a Designated Employee of the Purchaser or any of the Other Purchasers (as defined below) has effect as if originally made between the Purchaser and such person as a result of the application of the Transfer Laws: (A) the Purchaser may within 30 days of becoming aware of the application of the Transfer Laws to such contract, give notice to such person to terminate such contract; and (B) any Losses arising out of or in connection with such termination and any Losses payable to or in relation to such person under or in connection with such contract to the date of such termination shall be assumed or retained by the BOC Group and shall be Excluded Liabilities. The Purchaser agrees that after the Closing Date, the contracts of employment of the Transferred Employees (except for any rights or obligations which do not transfer under the Transfer Laws, or are not otherwise assumed by the Purchaser) will have effect as if originally entered into between the Purchaser and the Transferred Employees. For purposes hereof, the term "OTHER PURCHASERS" shall mean Instrumentarium, Baxter and Newco.

          (iii) The BOC Group and the Purchaser shall comply with their respective obligations under the Transfer Laws, including, without limitation, the provision of information to/and or consultation with representatives of the Designated Employees in relation to the sale of the Business whether pursuant to the Transfer Laws or any other legal requirement as enacted in the Member States of the European Union and similar laws in other jurisdictions) or any collective agreement or otherwise. The BOC Group and the Purchaser shall reasonably consult and cooperate with each other with respect to the foregoing.

          (b)    Foreign Pension and Retirement Plans.  (i) With respect to each
                 ------------------------------------
Foreign BOC Plan that is (x) designated as a "shared plan" in Section 6.03(b) of the Disclosure Schedule (collectively, the "SHARED PLANS") and (y) a defined benefit pension plan, the Purchaser shall make available with effect as of the Closing Date to each Foreign Employee who is a participant in such Shared Plan (other than the Canadian Shared Plan, as defined below) and who becomes an employee of the Purchaser (or who remains an employee of a Non-U.S. Subsidiary) at Closing (a "Foreign Transferred Employee") a defined benefit pension plan (which plan, and the applicable jurisdictions, are set forth in Exhibit 6.03(b) hereto) into which each Foreign Transferred Employee may transfer his or her benefits in respect of service up to the Closing Date in any relevant Shared Plan. The BOC Group and the Purchaser shall each use all reasonable efforts to cause such transfer to be made, subject to any required consents of the Foreign Transferred Employees being obtained, on a date as soon as practicable after the Closing that is mutually agreed upon by the BOC Group and the Purchaser and, if possible, within one year following the Closing (the "TRANSFER DATE"). Subject to receiving the Agreed Transfer Payment (as defined below), the Purchaser's defined benefit pension plan will provide only in respect of service accrued in the relevant Shared Plan up to the Closing Date and not in respect of any benefits to be accrued in respect of each Foreign Transferred Employee from the Closing Date for each such Foreign Transferred Employee who transfers past service membership to the Purchaser's plan, back-up service, retirement and death benefits which are substantially comparable overall and based on such Foreign Transferred Employee's pensionable service in the applicable Shared Plan to the Closing Date and pensionable salary as at the date of retirement or leaving service and which are of at least equivalent actuarial value (based on the applicable actuarial assumptions set forth in Section 6.03(b) of the Disclosure Schedule) to such benefits for that service as each Foreign Transferred Employee has accrued in each relevant Shared Plan. The "AGREED TRANSFER PAYMENT" shall be, except in the case of the BOC Canada Pension Plan (the "CANADIAN SHARED PLAN"), for which no Agreed Transfer Payment shall be made, and subject to any further limitations set forth in Section 6.03(b) of the Disclosure Schedule, an amount of assets attributable to the liabilities for accrued benefits in respect of the Foreign Transferred Employees transferring past service membership calculated as of the Closing Date based on pensionable service to the Closing Date and pensionable earnings (based upon projected salary increases to retirement as set forth in the actuarial assumptions set forth in Section 6.03(b) of the Disclosure Schedule) plus (x) a pro rata portion of the plan's earnings on such transferred assets from the Closing Date through the Transfer Date less (y) any pensions (or other benefits) paid to such Foreign Transferred Employees from such plan from the Closing Date through the Transfer Date. The calculation of the payment shall be made using the actuarial assumptions set forth in Section 6.03(b) of the Disclosure Schedule. Prior to such transfers, the BOC Group's actuary shall provide the Purchaser's actuary with information sufficient to confirm the calculation of the proposed payments under this Section. In the event that the Purchaser's actuary does not agree with such calculation, and the parties are unable to resolve such disagreement, an independent actuary shall be selected by the parties (at the shared expense of the BOC Group and the Purchaser) and such actuary's determination as to the calculation of such payments shall be binding on the parties. Prior to the receipt of the Agreed Transfer Payment, the Shared Plans (and the BOC Group) shall provide all benefit payments for Foreign Transferred Employees under the Shared Plans in respect of benefits accrued under such Shared Plans as of the Closing Date.

          (ii) With respect to each Shared Plan that is a defined contribution pension plan, the Purchaser shall make available with effect as from the Closing Date to each Foreign Transferred Employee who is a participant in such Shared Plan a defined contribution pension plan (which plan, and the applicable jurisdictions, are set forth in Exhibit 6.03(b) hereto) into which in respect of service accrued in the relevant Shared Plans each Foreign Transferred Employee may transfer his or her vested and, if any, unvested account balance as of the date of transfer in the relevant plan. The BOC Group shall use its best endeavors to arrange the transfer in cash to the Purchaser's plan of the account balances held for each such Foreign Transferred Employee who transfers membership and requests such asset transfer. The Purchaser shall have full responsibility for payment of the benefits attributable to the assets so transferred.

          (iii) Effective as of the Closing Date, Foreign Transferred Employees who are participants in the Canadian Shared Plan shall cease benefit accruals under the Canadian Shared Plan. All benefits accrued by such Foreign Transferred Employees in the Canadian Shared Plan shall be fully vested as of the Closing Date and payable at such time and in such form as specified by the terms of the Canadian Shared Plan. No assets shall be transferred from the Canadian Shared Plan to any employee benefit plan of the Purchaser.

          (iv) If the total amount transferred by the trustees, administrators or managers (as appropriate to the plan) with respect to a Shared Plan is less than the Agreed Transfer Payment applicable to such Shared Plan (the amount of such deficiency defined for purposes of this provision as the "short-fall") or if such trustees, administrators or managers (as appropriate to the plan) fail to make all or any portion of the Agreed Transfer Payment, the BOC Group shall within 14 days of the Transfer Date pay to the Purchaser by way of repayment of the Purchase Price a sum in cash equal to the short-fall (net of any tax benefit realized by the Purchaser) and the Purchaser shall forthwith pay that amount to the trustees, administrators or managers of the Purchaser's plan.

          (v) The principles of Section 2.05(a) shall apply with respect to the allocation of the Designated Employees and any transferred assets and liabilities under a

Foreign BOC Plan (other than a Shared Plan) that is to be split between the Purchaser and one or more Other Purchasers.

          SECTION 6.04.  Other Employee Benefits Matters.  (a)  Continued
                         -------------------------------        ---------
Communication.  To the extent necessary, the BOC Group may continue to
-------------
communicate with the employees of the Business regarding their rights and entitlement to any benefits under the BOC Benefit Plans, subject to the Purchaser's prior review of such communication and approval, which shall not be unreasonably withheld, and the parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

          (b)    Service Credit.  Under the Purchaser's employee benefit plans
                 --------------
arrangements and policies, each employee of the Business shall receive credit for service accrued or deemed accrued prior to the Closing Date with the BOC Group, any BOC Company or any of their respective Affiliates for all purposes of such plans (except for purposes of benefit accruals under a defined benefit pension plan (other than (i) any defined benefit plan described in Exhibit 6.03(b) hereto or (ii) the Purchaser's Defined Benefit Plan, in each case for which an asset transfer for such employee occurs)), with such credited service counting towards the application of any applicable waiting periods; provided, however, that this provision shall not act to allow any employees to receive a duplication of benefits. The Purchaser shall also permit (consistent with its obligations under Section 6.04(e) of this Agreement) the employees of the Business and their eligible dependents to participate in its group health plans or other health coverage provided for similarly situated employees of the Purchaser (or its Affiliates) in the applicable jurisdiction and shall credit service with the BOC Group, any BOC Company or any of their respective Affiliates towards the satisfaction of any waiting periods (including any waiting periods relating to any restrictions and limitations on preexisting medical conditions); provided, however, that this provision shall not act to allow any employees to receive a duplication of benefits.

          (c)    Benefit Information.  After the Closing Date, and within a
                 -------------------
reasonable time following any request by the BOC Group or any of its Affiliates, the Purchaser shall provide to the BOC Group and its Affiliates such information as may be necessary to calculate the accrued benefits under the employee benefit plans for the BOC Group and its Affiliates' employees which is within the Purchaser's, and not within the BOC Group and its Affiliates', control. As promptly as practicable after the date hereof, the BOC Group shall, at the reasonable request of the Purchaser, provide the Purchaser with copies of the following documents relating to the BOC Benefit Plans: any filings with the Department of Hacienda regarding the qualified status of the BOC 401(k) Plan and the BOC Cash Balance Plan; any plan documents, summary plan descriptions, contracts, enrollment materials and employer and participant cost information relating to the BOC Benefit Plans; and employer and participant cost information for all BOC Benefit Plans covering employees of the Business.

          (d)    Plant Closing Laws.  The Purchaser shall be responsible for
                 ------------------
providing any notice required, pursuant to the United States Federal Worker Adjustment and Retraining Notification Act of 1988, any successor United States federal law, and any applicable plant closing notification Law with respect to a layoff or plant closing relating to the Business that occurs as a result of or after the Closing. The BOC Group shall be responsible for providing any such notice with respect to a layoff or plant closing occurring prior to the Closing. The BOC Group agrees to provide to the Purchaser at Closing a list of all employees of the Business, or otherwise employed at any facility to be transferred to the Purchaser, that have been laid off or otherwise terminated by any BOC Company during the 90 days prior to the Closing Date.

          (e)    Post-Closing Benefits.  The Purchaser shall sponsor or maintain
                 ---------------------
employee benefit plans and arrangements which will provide a level of total compensation and benefits to active and retired employees of the Business, considered as a group and not individually, that is no less favorable in the aggregate than the level provided under the employee benefit plans and arrangements of Purchaser (or its Affiliates) for existing similarly situated employees of Purchaser (or its Affiliates). In the event that there is a jurisdiction where there are no existing similarly situated employees of Purchaser (or its Affiliates), the Purchaser shall instead, for a period of one year following the Closing Date, sponsor or maintain employee benefit plans and arrangements which will provide a level of total compensation and benefits to active and retired employees of the Business (other than employees covered by a collective bargaining agreement), considered as a group and not individually, that is no less favorable in the aggregate than the level provided under the employee benefit plans and arrangements of the BOC Group and its Affiliates and the BOC Companies as in effect immediately prior to the Closing Date; provided, however, that changes may be made to such level of benefits to the extent necessary to comply with applicable Law.

          (f)    Accrued Vacation.  The Purchaser will allow the employees of
                 ----------------
the Business to take any vacation which is accrued but unused as of the Closing Date with respect to the annual vacation period in which the Closing Date occurs, or any prior vacation period to the extent such prior vacation is reflected or reserved against in the Closing Date Balance Sheet or referred to in the notes thereto, subject to the terms of the Purchaser's vacation policies.

          (g)    Payroll Taxes.  The BOC Group and the Purchaser shall, to the
                 -------------
extent permissible under applicable Law, cooperate to treat employees of the Business as continuing employment for U.S. or foreign payroll tax purposes.

          (h)    Certain Welfare Benefits.  Following the date hereof, the BOC
                 ------------------------
Group and the Purchaser shall, if requested by the Purchaser, use reasonable best efforts to permit the active employees of the Business to participate in the BOC Group's welfare plans for a short transition period after the Closing, subject to the parties reaching an agreement as to the reimbursement of the cost of providing such participation and any other applicable terms and conditions, which agreement shall be negotiated in good faith.

          SECTION 6.05.  Collective Bargaining Agreements; Certain Employee
                         --------------------------------------------------
Benefits.  (a) On the Closing Date, the BOC Group and its Affiliates shall
--------
assign to the Purchaser, and the Purchaser shall assume, the collective bargaining agreements (including, without limitation, the written and unwritten informal governing arrangements and plant matters entered into by the BOC Group and its Affiliates and the collective bargaining representatives, which arrangements and plant matters are listed or described in Section 6.05 of the Disclosure Schedule) listed in Section 6.05 of the Disclosure Schedule insofar as they relate to employees employed in the Business. The BOC Group shall give the Purchaser reasonable access to unionized employees of the Business following the date hereof.


                                  ARTICLE VII

                                  TAX MATTERS

          SECTION 7.01.  Sales, Use and Other Transfer Taxes.  (a) The Purchaser
                         -----------------------------------
shall provide the Subsidiaries with resale or other similar exemption certificates as is appropriate. Subject to paragraph (b) below, the BOC Group and the Purchaser shall each be responsible for one-half of any and all excise, sales, value added, VAT, use, registration, stamp, notarial, franchise, property transfer, transfer and similar Taxes, levies, charges and fees (including all real estate transfer taxes, stamp duties, registration costs, notarial fees and similar duties, costs and fees) arising in connection with the transactions contemplated by this Agreement. The Purchaser will not be responsible for any costs or Taxes described in this Section 7.01(a) relating to the transfer of (i) any Excluded Assets or (ii) any assets which are to be transferred to the purchaser under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement or the INO Purchase Agreement. The Purchaser and the BOC Group agree to cooperate in the filing of all necessary documentation and all Tax returns, reports and forms ("RETURNS") with respect to all such Taxes, including any available pre-sale filing procedure.

          (b) The BOC Group and the Purchaser will cooperate to ensure that the transfer of Assets will attract no VAT. If there is an unavoidable charge to VAT in respect of any of the Asset transfers, and on being supplied with the tax invoice or other evidence of payment, the Purchaser will recover the whole of the VAT, then the Purchase Price will be increased by the VAT and such increase shall be paid promptly after the Purchaser recovers such VAT by way of refund or offset against VAT otherwise currently payable. In the event any VAT will not be refunded to the Purchaser, such that the transaction involves some element of irrecoverable cost of VAT, each of the BOC Group and the Purchaser shall be responsible for one-half of such cost.

          SECTION 7.02.  Property Taxes.  All real and personal property Taxes
                         --------------
attributable to each Asset for a taxable period that begins before the Closing Date and ends after the Closing Date shall be the responsibility of the BOC Group in an amount equal to the Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, except to the extent that the amount of such Tax is specifically reserved on the Cut-Off Date Divisional Balance Sheet (as identified in a schedule attached thereto). The remainder of the Tax shall be the responsibility of the Purchaser. Each of the Subsidiaries and the Purchaser shall be entitled to indemnification by the other party to the extent it pays real or personal property Taxes that were the responsibility of the other party under this Section 7.02.

          SECTION 7.03.  Tax Indemnities.  (a)  From and after the Closing Date,
                         ---------------
the BOC Group agrees to indemnify the Purchaser and each Subsidiary against any claim under any tax sharing or similar agreement entered into prior to the Closing Date to which such Subsidiary is a party, and all Taxes (i) imposed on any member of an affiliated group (other than the Subsidiaries) with which any Subsidiary has filed a consolidated, combined group or similar type of income tax return with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date (including, without limitation, by reason of the application of Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign tax law or regulation), (ii) imposed on any Subsidiary with respect to any taxable period or portion thereof that ends on or before the Closing Date (including, for the avoidance of doubt, Taxes resulting from any Subsidiary ceasing to be a member of any Affiliated Group on or before the Closing Date) and (iii) arising in connection with the formation of Healthcare Holding in Sweden AB and any transfers of the stock of Health Care Holding in Sweden AB, BOC Ohmeda Oy, or the patent rights, goodwill and other intangible assets relating to Brevibloc by or among the BOC Group or any Affiliate and, except as provided in Section 7.01, the Transactions and the transactions contemplated by the PPD Purchase Agreement, the MSD/SPD Purchase Agreement and the INO Purchase Agreement; provided, however, that in each case, the BOC Group shall be liable only to the extent that such Taxes are in excess of the amount specifically reserved for such Taxes on the Cut-Off Date Divisional Balance Sheet (as identified in a schedule attached thereto; for these purposes no Tax reserves for any deferred Taxes will be taken into account); provided further, however, that no indemnity shall be provided under this Agreement for any Taxes resulting from (i) an actual or a deemed election under Section 338 of the Code or comparable provisions of any state, foreign or other tax law with respect to the transactions contemplated by this Agreement (except to the extent attributable to a Non-U.S. Subsidiary being deemed, as of the time immediately preceding the Closing, to be a "controlled foreign corporation" as defined in Section 957 of the Code or a foreign corporation engaged in trade or business in the United States as defined in Section 864(b) of the Code), (ii) the non-availability, loss or a reduction of any net operating loss, capital loss or Tax credit carryover or any other similar Tax relief allocable to any Subsidiary or (iii) any transaction of any Subsidiary occurring on the Closing Date after the Closing that is not in the ordinary course of business other than those contemplated by this Agreement, the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement.

          (b) From and after the Closing Date, the Purchaser shall indemnify the BOC Group and its Affiliates against all Taxes imposed on or with respect to the Subsidiaries that are not subject to indemnification pursuant to paragraph
(a) of this Section 7.03, including, but not limited to, Taxes (i) resulting from an actual or a deemed election under Section 338 of the Code or comparable provisions of any state (except to the extent attributable to a Non-U.S. Subsidiary being deemed, as of the time immediately preceding the Closing, to be a "controlled foreign corporation" as defined in Section 957 of the Code or a foreign corporation engaged in trade or business in the United States as defined in Section 864(b) of the Code), foreign or other tax law with respect to the transactions contemplated by this Agreement, (ii) resulting from any transaction of the Subsidiaries occurring on the Closing Date after the Closing that is not in the ordinary course of business and is not contemplated by this Agreement, the MSD/SPD Purchase Agreement, the PPD Purchase Agreement or the INO Purchase Agreement or (iii) that are allocable to or incurred with respect to any taxable period or portion thereof that begins on or after the Closing Date.

          (c)    Payment by the indemnitor of any amount due under this Section
7.03 shall be made within thirty days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than five days before it is due to the appropriate Tax authority. If the BOC Group or any Affiliate receives an assessment or other notice of Taxes due with respect to the BOC Group or any of the Subsidiaries for any period ending on or before the Closing Date for which the BOC Group is not responsible, in whole or in part, pursuant to paragraph (a) of this Section 7.03 because all or a part of such Tax does not exceed the amount specifically reserved for such Taxes on the Cut-Off Date Divisional Balance Sheet (as identified on a schedule attached thereto), then the Purchaser shall pay the amount of such Tax for which the BOC Group is not responsible, or if the BOC Group or any Affiliate pays such amount, then the Purchaser shall pay to the BOC Group, in accordance with the first sentence of this Section 7.03(c), such amount. In the case of a Tax that is contested in accordance with the provisions of Section 7.05, payment of the Tax to the appropriate Tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Tax authority or a court. Notwithstanding anything contained herein to the contrary, in the case of any sale of Shares by the BOC Group or an Affiliate thereof resident in the United Kingdom, the payment of any amount due under this

Section 7.03 shall be paid by the selling entity to the Purchaser, or by the Purchaser to the selling entity, as the case may be, such payment to be treated as an adjustment to the Purchase Price as provided in Section 7.08 hereof.

          (d) For purposes of this Agreement, in the case of any Tax incurred by a Subsidiary that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date (and in any jurisdiction where appropriate, based on the income for such period utilized in preparing the Closing Date Carve-Out Balance Sheet). Any credit shall be determined based upon clause (i) or (ii), as appropriate, of the next preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.03(d) shall be computed by reference to the level of such items on the Closing Date.

          SECTION 7.04.  Refunds and Tax Benefits.  (a)  The Purchaser shall
                         ------------------------
promptly pay to the BOC Group an amount equal to any refund (such refund having been either actually refunded or credited to or offset against a current tax liability) (including any interest paid or credited with respect thereto) received by the Purchaser (but only with respect to a Subsidiary) or any Subsidiary of Taxes (i) relating to taxable periods or portions thereof ending on or before the Closing Date or (ii) attributable to Taxes that gave rise to a payment by the BOC Group under Section 7.03. The Purchaser shall, if the BOC Group so requests and at the BOC Group's expense, cause the relevant entity to file for and obtain any refund which would give rise to a payment under this
Section 7.04. The Purchaser shall permit the BOC Group to control (at the BOC Group's expense) the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the BOC Group shall designate to represent such entity with respect to such refund claim; provided, that no such refund claim or the settlement or other disposition thereof will increase a tax liability of the Purchaser or any Subsidiary in any taxable period ending after the Closing Date. Neither the Purchaser nor any Subsidiary shall be required to pay to the BOC Group or any Affiliate thereof any refund or credit of Taxes that results from the carryback to any taxable period ending on or before the Closing Date of any net operating loss, capital loss or tax credit incurred by any Subsidiary in any taxable period beginning after the Closing Date (and in the event such refund or credit is received by the BOC Group then the BOC Group shall pay such refund or the benefits of such credit to the Purchaser); provided that in determining whether any such carryback results in a refund or credit, such carryback shall be taken into account only after giving effect to all other items of benefit.

          (b)    Any amount otherwise payable by the BOC Group under Section
7.03 shall be reduced by any post-Closing Date Tax benefit actually realized (determined after giving effect to all other items of benefit) that the Purchaser, any Subsidiary or any Affiliate of the Purchaser or any Subsidiary with which any Subsidiary files a consolidated, combined or unitary Tax return for a period or portion thereof beginning after the Closing Date (all such companies referred to collectively as the "PURCHASER GROUP") would not have become entitled to but for the Tax or circumstances that gave rise to the BOC Group's payment pursuant to Section 7.03 (a "POST-CLOSING DATE TAX BENEFIT") (such as a reduction in Taxes for any member of the Purchaser Group for a period after the Closing Date resulting from a Tax deduction for any member of the Purchaser Group for a period after the Closing Date). If a payment is made by the BOC Group in accordance with Section 7.03, and if in a subsequent taxable year a Post-Closing Date Tax Benefit is realized by any member of the Purchaser Group (that was not previously taken into account pursuant to the preceding sentence to reduce an amount otherwise payable by the BOC Group under Section 7.03), the Purchaser shall cause such member of the Purchaser Group to pay to the BOC Group at the time of such realization of the amount of such Post-Closing Date Tax Benefit to the extent that the Post-Closing Date Tax Benefit would have resulted in a reduction in the amount paid by the BOC Group under Section 7.03 if the Post-Closing Date Tax Benefit had been obtained prior to or in the year of such payment. A Post-Closing Date Tax Benefit will be considered to be realized for purposes of this Section 7.04 at the time that it actually reduces Taxes payable on a Tax return of any member of the Purchaser Group. Any Tax benefit that is taken into account in determining the amount of a Post-Closing Date Tax Benefit that is subsequently disallowed shall be treated as a Tax that is subject to indemnification pursuant to Section 7.03.

          SECTION 7.05.  Contests.  (a)  After the Closing Date, the Purchaser
                         --------
shall promptly notify the BOC Group in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser or any Subsidiary which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification under Section
7.03. Such notice shall contain factual information (to the extent known to the Purchaser or the relevant Subsidiary) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. If the Purchaser fails to give the BOC Group prompt notice of an asserted Tax liability as required by this Section 7.05, then if the BOC Group is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the BOC Group shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability.

          (b) The BOC Group may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 7.03 relating to any taxable period ending on or before the Closing Date (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "CONTEST"). If the BOC Group elects to direct a Contest, it shall within 30 calendar days of receipt of the notice of asserted Tax liability notify the Purchaser in writing of its intent to do so, and the Purchaser shall cooperate and shall cause any Subsidiary or its respective successors to cooperate, at the BOC Group's expense, in each phase of such Contest; provided, however, that the BOC Group shall not settle, compromise or abandon, without the Purchaser's prior written consent (such consent not to be unreasonably withheld) any claim for Tax that would have an adverse effect on the Tax liability of the Purchaser or any Subsidiary in any period (or portion thereof) beginning after the Closing Date after taking into account the present value of any Tax savings available to the Purchaser or any Subsidiary in any such period and the present value of any Tax liability payable by the Purchaser or any Subsidiary in any such period, in each case (i) resulting directly from the adjustments that gave rise to the claim for Tax that is proposed to be settled, compromised or abandoned and (ii) taken into account at such time that the Purchaser reasonably believes that it would realize such savings or pay such tax liability; provided further, however, that no loss or reduction in the amount of any pre-Closing net operating loss, capital loss or Tax credit carryover or other similar Tax relief allocable to any Subsidiary will be treated as resulting in an additional Tax liability payable by the Purchaser or such Subsidiary. If the BOC Group elects not to direct the Contest, fails to notify the Purchaser of its election as herein provided or contests its obligation to indemnify under Section 7.03, the Purchaser or any Subsidiary may pay, compromise or contest, at its own expense, such asserted Tax liability. However, in each such case, neither the Purchaser nor any Subsidiary may settle or compromise any asserted Tax liability over the objection of the BOC Group; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the BOC Group may participate, at its own expense, in the Contest. If the BOC Group chooses to direct the Contest, the Purchaser shall promptly empower and shall cause the relevant Subsidiary or its successors promptly to empower (by power of attorney and such other documentation as may be necessary and appropriate) such representatives of the BOC Group as it may designate to represent the Purchaser or the relevant Subsidiary or their respective successors in the Contest insofar as the Contest involves an asserted Tax liability for which the BOC Group would be liable under Section 7.03.

          (c) In the event of any audit, claims for refund or administrative or judicial proceeding involving any asserted Tax liability relating to any taxable period ending after the Closing Date (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "POST-CLOSING CONTEST") with respect to which indemnity may be sought under
Section 7.03(a), the Purchaser or its Affiliates, as the case may be, shall contest such claim if the BOC Group shall reasonably request in writing from time to time; provided that (i) within 30 days (or such earlier date that any payment of Taxes is due by the Purchaser or the relevant Affiliate) after the notice described in Section 7.05(a) has been delivered to the BOC Group, the BOC Group requests that such claim be contested; (ii) the BOC Group shall have agreed to pay to the Purchaser or the relevant Affiliate on demand the costs and expenses which the Purchaser or the relevant Affiliate may incur in connection with contesting such claim (or appeal), including, without limitation, reasonable attorneys' and accountants' fees and disbursements; and (iii) if the Purchaser or the relevant Affiliate is requested or the Purchaser or such relevant Affiliate shall determine to pay the Tax claimed and sue for a refund, the BOC Group shall have advanced to the Purchaser or the relevant Affiliate, on an interest-free basis, the portion of such Tax for which it is obligated to indemnify. If the BOC Group is only obligated to indemnify for a portion of the Tax liability resulting from an adjustment to a particular item, the BOC Group shall only be obligated to pay its proportionate share of the costs and expenses of contesting or appealing such adjustment, based on the proportion that the amount of BOC's indemnity obligation with respect to such adjustment bears to the total amount of the Tax liability arising from such adjustment. In the case of any such claim referred to above, the Purchaser or the relevant Affiliate, as the case may be, shall not make payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of such notice, shall give to the BOC Group any information reasonably requested by the BOC Group relating to such claim and otherwise shall cooperate with the BOC Group in good faith in order to contest effectively any such claim, and to the extent not inconsistent with the Purchaser's or the relevant Affiliate's control over any proceedings insofar as they relate to issues other than those subject to this indemnity, shall permit the BOC Group to participate in such proceedings relating to such claim. The Purchaser or its Affiliates may not settle, compromise or refuse to contest any claims made in a Post-Closing Contest which it is otherwise obligated to contest pursuant to this Section 7.05(c) without the express written consent of the BOC Group (such consent not to be unreasonably withheld); provided that the Purchaser or an Affiliate thereof, as the case may be, may, in its sole discretion, settle, compromise or refuse to contest any claims made in a Post-Closing Contest which it is otherwise obligated to contest pursuant to this Section 7.05(c) if the Purchaser or such Affiliate releases the BOC Group from its indemnity obligation with respect to that claim.

          SECTION 7.06.  Preparation of Tax Returns.  (a)  The BOC Group shall
                         --------------------------
prepare and file, or cause to be prepared and filed, any Return relating to any Subsidiary, for any taxable period that ends on or before the Closing Date.
Such Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by an intervening change in law.

          (b) The Purchaser shall prepare and file, or cause to be prepared and filed, any Return relating to any Subsidiary for any taxable period that ends after the Closing Date.

Such Returns for any taxable period that includes the Closing Date shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by an intervening change in law.

          (c) The BOC Group shall be entitled to review and comment on any Returns for any Subsidiary for any taxable period that includes the Closing Date before it is filed. In the case of any Non-U.S. Subsidiary, the Purchaser shall submit a draft of any such Return to the BOC Group at least 60 days before the date such Return is required to be filed with the relevant Tax authority. The BOC Group shall have 25 days after the date of receipt thereof to submit to the Purchaser in writing the BOC Group's comments with respect to such Return. The Purchaser shall notify the BOC Group within 10 days after receipt of such comments of (i) the extent, if any, to which the Purchaser accepts such comments and will file such Return in accordance therewith and (ii) the extent, if any, to which the Purchaser rejects such comments. In the case of any U.S. Subsidiary, the Purchaser agrees to consult with the BOC Group in connection with the preparation and filing of any Returns of such Subsidiary for any taxable period that includes the Closing Date and to consider in good faith any comments that the BOC Group may make with respect to any position to be taken on such Returns.

          (d) In the case of any Non-U.S. Subsidiary, to the extent the Purchaser rejects the comments of the BOC Group, the Purchaser and the BOC Group shall, within 5 days, appoint an independent public accounting firm of internationally recognized standing that does not then audit the books of the Purchaser, the BOC Group or any relevant Subsidiary to determine the correct manner for reporting the items that are in dispute. The BOC Group and the Purchaser agree promptly to provide to such accounting firm all relevant information, and such accounting firm shall have 10 days to submit its determination. The determination of such accounting firm shall be binding upon the parties and the Purchaser shall file such Return in accordance therewith. The fees and expenses of such accounting firm shall be paid one-half by the BOC Group and one-half by the Purchaser.

          SECTION 7.07.  Cooperation and Exchange of Information.  The BOC Group
                         ---------------------------------------
and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Subsidiaries for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) eight years following the filing date (without extension) for such returns. Any information obtained under this Section 7.07 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 7.08.  Allocation of Purchase Price.  Neither the BOC Group
                         ----------------------------
nor the Purchaser shall, or permit any of its Affiliates to, file any Return, or take a position with a Tax authority, that is inconsistent with the allocation of the Purchase Price set forth in Exhibit 2.04(b) (as adjusted pursuant to Section 2.04(b)), or that treats the transactions contemplated by this Agreement in a manner inconsistent with the terms of this Agreement. Neither the BOC Group nor the Purchaser shall agree to any adjustment to the allocation as set forth in Exhibit 2.04(b) (as adjusted pursuant to Section 2.04(b)) without the prior written consent of the other party, which consent shall not be unreasonably withheld. The parties agree to treat all payments made under this Article VII, under any other indemnity provision contained in this Agreement, and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price for Tax purposes.

          SECTION 7.09.  Miscellaneous.  (a)  Except as expressly provided
                         -------------
otherwise and except for the representations contained in Section 3.20 of this Agreement, this Article VII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

          (b) For purposes of this Article VII, all references to the Purchaser, the BOC Group and the Subsidiaries include successors.

          (c) The covenants and agreements of the parties hereto contained in this Article VII shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations with respect to any Taxes that would be indemnifiable by the BOC Group under Section 7.03(a) of this Agreement or by the Purchaser under Section 7.03(b) of this Agreement.

          (d) Any tax sharing agreement to which any Subsidiary is a party shall be deemed to be terminated to the extent permitted by applicable law as of a date no later than the Closing Date as to such Subsidiary. The organshaft to which Ohmeda GmbH Medizintechnik is a party shall be terminated as of October 1, 1997.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

          SECTION 8.01.  Conditions to Obligations of the BOC Group.  The
                         ------------------------------------------
obligations of the BOC Group to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)    Representations and Warranties; Covenants.  The representations
                 -----------------------------------------
     and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (in any case without giving effect to any standard, qualification or exception with respect to "materiality"); the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects; and the BOC Group shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

          (b)    Governmental Approvals.  Any waiting period (and any extension
                 ----------------------
     thereof) under the HSR Act applicable to the purchase of the Shares or the Assets contemplated hereby and each other waiting period or approval required under the antitrust and competition laws set forth on Exhibit 8.01(b) shall have expired or shall have been terminated or shall have been obtained, as the case may be;

          (c)    No Order.  No Governmental Authority shall have enacted,
                 --------
     issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use all reasonable efforts to have any such Governmental Order vacated;

          (d)    Ancillary Agreements.  The Purchaser shall have duly executed
                 --------------------
     and delivered to the BOC Group counterparts of each of the Ancillary Agreements; and

          (e)    Other Closings.  The closings under the MSD/SPD Purchase
                 --------------
     Agreement and the PPD Purchase Agreement shall have occurred simultaneously (subject to Section 2.01) with the Closing.

          SECTION 8.02.  Conditions to Obligations of the Purchaser.  The
                         ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)    Representations and Warranties; Covenants.  (i) The
                 -----------------------------------------
     representations and warranties of the BOC Group contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (after giving effect to the allocation of revenues, costs, assets and liabilities implicit in the description of the MDD business set forth in the Descriptive Memorandum, but in any case without giving effect to any reallocation of revenues, costs, assets and liabilities following the date hereof in accordance with the Carve-Out Allocation Protocol, and without giving effect to any standard, qualification or exception with respect to "materiality" or to "Material Adverse Effect" contained therein), except as would not, individually or in the aggregate, have a Material Adverse Effect (which, for purposes of this Section 8.02(a), shall mean any change in, or effect on, the Business as currently conducted that is materially adverse to the business, results of operations or financial condition of the Ohmeda Business, taken as a whole); the covenants and agreements contained in this Agreement to be complied with by the BOC Group at or before the Closing shall have been complied with in all material respects; and the Purchaser shall have received a certificate of the BOC Group to such effect signed by a duly authorized officer thereof; and

          (ii) (x) The representations and warranties of the BOC Group contained in this Agreement and in the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO Purchase Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (after giving effect to the allocation of revenues, costs, assets and liabilities implicit in the description of the MDD business set forth in the Descriptive Memorandum, but in any case without giving effect to any reallocation of revenues, costs, assets and liabilities following the date hereof in accordance with the Carve-Out Allocation Protocol and without giving effect to any standard, qualification or exception with respect to "materiality" or to "Material Adverse Effect" contained therein), except as would not, individually or in the aggregate, have a Material Adverse Effect (which, for purposes of this Section 8.02(a), shall mean any change in, or effect on, the businesses of MDD, MSD, SPD and PPD as currently conducted that is materially adverse to the business, results of operations or financial condition of the Ohmeda Business, taken as a whole), and (y) the Purchaser and the purchasers under the MSD/SPD Purchase Agreement, the PPD Purchase Agreement and the INO

     Purchase Agreement shall not have delivered to the BOC Group a certificate to the effect that they have agreed in writing that this Section 8.02(a)(ii)(y) is triggered;

          (b)    Governmental Approvals.  Any waiting period (and any extension
                 ----------------------
     thereof) under the HSR Act applicable to the purchase of the Shares or the Assets contemplated hereby and each other waiting period or approval required under the antitrust and competition laws set forth on Exhibit 8.01(b) shall have expired or shall have been terminated or shall have been obtained, as the case may be;

          (c)    No Order. No Governmental Authority shall have enacted, issued,
                 --------
     promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use all reasonable efforts to have any such Governmental Order vacated;

          (d)    Ancillary Agreements.  The BOC Group and its Affiliates shall
                 --------------------
     have duly executed and delivered to the Purchaser counterparts of each of the Ancillary Agreements to which each such Person is a party;

          (e)    Other Closings.  The closings under the MSD/SPD Purchase
                 --------------
     Agreement and the PPD Purchase Agreement shall have occurred simultaneously (subject to Section 2.01) with the Closing; and

          (f)    Transfer Documents.  The Purchaser shall have received from the
                 ------------------
     BOC Group and its Affiliates such bills of sale and other instruments as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser or one or more of its wholly owned subsidiaries or to evidence such transfer on the public records.


                                  ARTICLE IX

                                INDEMNIFICATION

          SECTION 9.01.  Survival of Representations and Warranties.  Subject to
                         ------------------------------------------
the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until the later of (x) the 90th day following the end of the first full fiscal year of the Purchaser commencing after the Closing Date; provided, however, that (i) the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.21 and 4.01 shall survive indefinitely, (ii) the representations and warranties set forth in Section 3.12 shall survive until the seventh anniversary of the Closing Date, (iii) all representations and warranties relating to Tax matters shall be governed by Section 3.20 and Article VII and shall survive so long as the applicable statute of limitations period remains open, including by reason of any waiver of such limitations period, and (iv) the representations and warranties set forth in the second and penultimate sentences of Section 3.18(a) shall survive so long as the applicable statute of limitations period remains open.

          SECTION 9.02.  Indemnification by the Purchaser.  (a)  The Purchaser
                         --------------------------------
agrees, subject to the other terms and conditions of this Agreement, to indemnify the BOC Group and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "BOC GROUP INDEMNIFIED PARTY") against and hold them harmless from all liabilities, losses, damages, claims, costs and expenses (including reasonable attorney's fees) (collectively, "LOSSES") actually incurred by them arising out of (i) the failure of any representation or warranty of the Purchaser herein to be true and correct in all respects on the date hereof or the Cut-Off Date (except for representations and warranties that speak as of a specific date, which must be true and correct as of such date, and the representations and warranties set forth in Sections 4.01 through 4.03, 4.05 and 4.06, which must be true and correct on the date hereof and on the Closing Date), without giving effect to any standard, qualification or exception with respect to "materiality" contained therein, (ii) the breach of any covenant or agreement of the Purchaser herein (other than Article VII, it being understood and agreed that the sole remedy for breach thereof shall be pursuant to Article VII) or in the Ancillary Agreements, (iii) the Assumed Liabilities, (iv) the conduct of the Business following the Closing, and (v) any amounts (other than Excluded Liabilities) required to be paid by the BOC Group pursuant to Section 74 of the Insolvency Act of 1986 as a result of the BOC Group's ownership of Ohmeda UK. Notwithstanding anything in Article IX to the contrary, no claim may be asserted nor may any action be commenced against the Purchaser pursuant to Section 9.02(a)(i), unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01.

          (b) A BOC Group Indemnified Party shall give the Purchaser prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which a BOC Group Indemnified Party has knowledge concerning any Loss as to which a BOC Group Indemnified Party may request indemnification hereunder. The Purchaser shall have the right to assume, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Purchaser elects to assume the defense of any such claim or proceeding, the BOC Group Indemnified Party may participate in such defense, but in such case the expenses of the BOC Group Indemnified Party shall be paid by the BOC Group Indemnified Party. The BOC Group Indemnified Party shall provide the Purchaser with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the BOC Group Indemnified Party for all the reasonable out-of-pocket expenses of such BOC Group Indemnified Party in connection therewith. If the Purchaser elects to assume the defense of any such claim or proceeding, the BOC Group Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Purchaser consents in writing to such payment or unless the Purchaser, subject to the last sentence of this
Section 9.02(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the BOC Group Indemnified Party for such liability. The Purchaser shall not, without the prior written consent of the BOC Group Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or proceeding in respect of which indemnification may be sought hereunder (whether or not the BOC Group Indemnified Party is an actual or potential party to such claim or proceeding) unless such settlement, compromise or consent (x) includes an unconditional release of each BOC Group Indemnified Party from all liability arising out of such claim or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a BOC Group Indemnified Party. If the Purchaser shall fail to undertake any such defense, the BOC Group Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the BOC Group Indemnified Party assumes the defense of any such claim or proceeding pursuant to this
Section 9.02(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo appeal with respect thereto, then the BOC Group Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (c) The BOC Group hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, shall be pursuant to the indemnification provisions set forth in Article VI, Article VII and in this Article IX and specific performance as contemplated by Section 11.10. In furtherance of the foregoing, the BOC Group hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the Purchaser arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (d) Except as expressly set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the BOC Group, after the consummation of the purchase and sale of the Business contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          SECTION 9.03.  Indemnification by the BOC Group.  (a)  The BOC Group
                         --------------------------------
agrees, subject to the other terms and conditions of this Agreement, to indemnify the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "PURCHASER INDEMNIFIED PARTY") against and hold them harmless from all Losses actually incurred by them arising out of
(i) the failure of any representation or warranty of the BOC Group herein to be true and correct in all respects on the date hereof or the Cut-Off Date (except for representations and warranties that speak as of a specific date, which must be true and correct as of such date, and the representations and warranties set forth in Sections 3.01 through 3.05, 3.16(c), 3.18, 3.20 and 3.21, which must be true and correct on the date hereof and on the Closing Date), after giving effect to the allocation of revenues, costs, assets and liabilities implicit in the description of the MDD business set forth in the Descriptive Memorandum, but without giving effect to any reallocation of revenues, costs, assets and liabilities following the date hereof in accordance with the Carve-Out Allocation Protocol and without giving effect to any standard, qualification or exception with respect to "materiality" or to "Material Adverse Effect" contained therein (except in Section 3.21), (ii) the breach of any covenant or agreement of the BOC Group herein (other than Section 3.20 and Article VII, it being understood and agreed that the sole remedy for breach of such provisions shall be pursuant to Article VII) or in the Ancillary Agreements, (iii) the Excluded Assets and (iv) the Excluded Liabilities. The BOC Group further agrees, subject to the other terms and conditions of the Agreement, to indemnify hereunder the Purchaser Indemnified Parties against and hold them harmless from all Losses actually incurred by them, directly or indirectly through an ownership interest in Newco, arising out of (w) the failure of any representation or warranty of the BOC Group in the INO Purchase Agreement to be true and correct in all respects on the date hereof or the Cut-Off Date (except for representations and warranties that speak as of a specific date, which must be true and correct as of such date), without giving effect to any standard, qualification or exception with respect to "materiality" or to "Material Adverse Effect" contained therein and without giving effect to any reallocation of revenues, costs, assets and liabilities following the date hereof in accordance with the Carve-Out Allocation Protocol or the INO Allocation Protocol, (x) the breach of any covenant or agreement of the BOC Group in the INO Purchase Agreement or in the Ancillary Agreements (as defined in the INO Purchase Agreement), (y) the Excluded Assets (as defined in the INO Purchase Agreement) and (z) the Excluded Liabilities (as defined in the INO Purchase Agreement). Notwithstanding anything in this Article IX to the contrary, no claim may be asserted nor may any action be commenced against the BOC Group pursuant to
Section 9.03(a)(i) or Section 9.03(a)(w) unless written notice of such claim or action is received by the BOC Group describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01 hereunder or in Section 9.01 of the INO Purchase Agreement, as applicable.

          (b) Notwithstanding anything in this Article IX to the contrary, and except with respect to claims arising as a result of a representation or warranty set forth in Section 3.21 hereof or Section 3.21 of the INO Purchase Agreement, (x) no claim may be made against the BOC Group for indemnification pursuant to Section 9.03(a)(i) or Section 9.03(a)(w) with respect to any individual item of Loss or items of Losses arising out of substantially similar facts and circumstances, unless such item or items of Losses exceed US$50,000 (the "DESIGNATED AMOUNT"), and (y) no claim may be made against the BOC Group pursuant to Section 9.03(a)(i) or Section 9.03(a)(w) unless the aggregate of all such Losses of the Purchaser Indemnified Parties referred to in Section 9.03(a)(i) and Section 9.03(a)(w) shall exceed US$4,300,000 (the "BOC GROUP'S THRESHOLD AMOUNT"), and the BOC Group shall not be required to pay or be liable for the amount equal to the first US$4,300,000 in aggregate amount of any such Losses. Notwithstanding anything in this Article IX to the contrary, and except with respect to claims arising as a result of a representation or warranty set forth in Section 3.21 hereof or Section 3.21 of the INO Purchase Agreement, no Purchaser Indemnified Party shall be indemnified pursuant to Section 9.03(a)(i) or Section 9.03(a)(w) if, and to the extent that, the aggregate of all Losses of the Purchaser Indemnified Parties for which the Purchaser Indemnified Parties previously shall have received indemnification pursuant to Section 9.03(a)(i) and Section 9.03(w) shall have exceeded US$113,000,000. In addition, no claim may be made against the BOC Group for indemnification pursuant to this Section
9.03 with respect to any individual item of Loss, if (x) an adjustment was made in respect of such Losses in connection with the Purchase Price adjustment procedures set forth in Section 2.05, (y) such Loss was the subject of a dispute by the Purchaser pursuant to Section 2.05(c) but no adjustment was made in respect of such Loss in connection with the Purchase Price adjustment procedures set forth in Section 2.05 or (z) such Loss has been or is the subject of a claim for indemnification from the BOC Group pursuant to the INO Purchase Agreement.

          (c) A Purchaser Indemnified Party shall give the BOC Group prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Purchaser Indemnified Party has knowledge concerning any Loss as to which such Purchaser Indemnified Party may request indemnification hereunder or any Loss as to which the US$4,300,000 amount referred to in Section 9.03(b) may be applied. The BOC Group shall have the right to assume, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the BOC Group elects to assume the defense of any such claim or proceeding, the Purchaser Indemnified Party may participate in such defense, but in such case the expenses of the Purchaser Indemnified Party shall be paid by the Purchaser Indemnified Party. The Purchaser Indemnified Party shall provide the BOC Group with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the BOC Group in the defense or settlement thereof, and the BOC Group shall reimburse the Purchaser Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the BOC Group elects to assume the defense of any such claim or proceeding, the Purchaser Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the BOC Group consents in writing to such payment or unless the BOC Group, subject to the last sentence of this Section 9.03(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the BOC Group is entered against the Purchaser Indemnified Party for such liability. The BOC Group shall not, without the prior written consent of the Purchaser Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or proceeding in respect of which indemnification may be sought hereunder (whether or not the Purchaser Indemnified Party is an actual or potential party to such claim or proceeding) unless such settlement, compromise or consent (x) includes an unconditional release of each Purchaser Indemnified Party from all liability arising out of such claim or proceeding, (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Purchaser Indemnified Party and (z) does not impose any restrictions on the conduct of the Business. If the BOC Group shall fail to undertake any such defense, the Purchaser Indemnified Party shall have the right to undertake the defense or settlement thereof, at the BOC Group's expense. If the Purchaser Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.03(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Purchaser Indemnified Party shall give the BOC Group prompt written notice thereof and the BOC Group shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (d) The Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, shall be pursuant to the indemnification provisions set forth in Article V, Article VI, Article VII and in this Article IX and specific performance as contemplated by Section 11.10. In furtherance of the foregoing, the Purchaser hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the BOC Group or its Affiliates arising under or based upon any Law (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise); provided, however, that nothing contained in this Agreement shall preclude the assertion by the Purchaser or its Affiliates of any cause of action that may exist, not based upon breach of contract, for fraud.

          (e) Except as expressly set forth in this Agreement, the BOC Group is not making any representation, warranty, covenant or agreement with respect to the Business or any other matter contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Purchaser, after the consummation of the purchase and sale of the Business contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE X

                            TERMINATION AND WAIVER

           SECTION 10.01.  Termination.  This Agreement may be terminated at any
                           -----------
time prior to the Closing:

          (a) by the mutual written consent of the BOC Group and the Purchaser; or

          (b) by either the BOC Group or the Purchaser, if the Closing shall not have occurred prior to July 31, 1998; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

          SECTION 10.02.  Effect of Termination.  In the event of termination of
                          ---------------------
this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no further liability on the part of any party hereto (a) except as set forth in Section 5.02(c) and Section 11.01 and (b) nothing herein shall relieve either party from liability for any breach hereof.

          SECTION 10.03.  Waiver.  Either party hereto may (a) extend the time
                          ------
for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                  ARTICLE XI

                              GENERAL PROVISIONS

          SECTION 11.01.  Expenses.  Except as otherwise specified in this
                          --------
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 11.02.  Notices.  All notices, requests, demands, claims and
                          -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the BOC Group:

               The BOC Group plc
               Chertsey Road
               Windlesham
               Surrey GU20 6HJ
               Telecopy No.:  44-1276-477-550
               Attention:  Chief Executive - Legal

               with copies to:

               The BOC Group, Inc.
               575 Mountain Avenue
               Murray Hill, New Jersey  0794-2082
               Telecopy No.:  (908) 464-2234
               Attention:  General Counsel
               and

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Telecopy No.:  (212) 848-7179
               Attention:  Mark Kessel, Esq.
               Attention:  Peter D. Lyons, Esq.

          (b)  if to the Purchaser:

               Becton, Dickinson and Company
               One Becton Drive
               Franklin Lakes, New Jersey  07417
               Telecopy No.:  (201) 848-9228
               Attention:  Richard Carbone, Esq.

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Telecopy No.:  (212) 403-2000
               Attention:  David M. Silk, Esq.

          SECTION 11.03.  Public Announcements.  Except as required by Law or
                          --------------------
the rules of any stock exchange to which the BOC Group or the Purchaser are subject, no party to this Agreement shall make, or cause to be made, any press release or public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior approval of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

          SECTION 11.04.  Headings.  The headings contained in this Agreement
                          --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.05.  Severability.  If any term or other provision of this
                          ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          SECTION 11.06.  Entire Agreement.  This Agreement, together with the
                          ----------------
Exhibits and Schedules hereto, the Disclosure Schedule and the Ancillary Agreements, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, with respect to the subject matter hereof. In the event of any conflict between the terms of this Agreement and the terms of any Ancillary Agreement, the terms of this Agreement shall prevail.

          SECTION 11.07.  Assignment.  This Agreement shall not be assigned
                          ----------
without the express written consent of the BOC Group and the Purchaser (which consent may be granted or withheld in the sole discretion of the BOC Group and the Purchaser), except that (a) either party hereto may assign its rights hereunder (in whole or in part) to one or more direct or indirect wholly owned subsidiaries of such party (provided that any assignment by the Purchaser hereunder to any of its wholly owned subsidiaries shall cease to be effective if such subsidiary ceases to be a wholly owned subsidiary of the Purchaser), (b) the Purchaser may assign its rights hereunder (in whole or in part) to the purchaser of any identifiable division, unit or line of business within the Business, to the extent such rights relate to such division, unit or line of business, at any time prior to the first anniversary of the Closing Date, if the sale thereof is consummated in order to comply with the Purchaser's obligations under Section 5.05(b), and (c) the Purchaser may assign its rights hereunder if necessary in order to comply with any contractual obligation not to compete in existence as of the date hereof; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

          SECTION 11.08.  No Third Party Beneficiaries.  Except as provided in
                          ----------------------------
Article IX, this Agreement is for the sole benefit of the parties hereto, their Affiliates and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.09.  Amendment.  This Agreement may not be amended or
                          ---------
modified except by an instrument in writing signed by the BOC Group and the Purchaser.

          SECTION 11.10.  Specific Performance.  The parties hereto agree that
                          --------------------
irreparable damage would occur in the event any provision of this Agreement or the Ancillary

Agreements were not performed in accordance with the terms hereof or thereof and, accordingly the parties shall be entitled to specific performance of the terms hereof and thereof, in addition to any other remedy available at law or in equity.

          SECTION 11.11.  Governing Law; Submission to Jurisdiction.  This
                          -----------------------------------------
Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York, and the parties hereto hereby irrevocable submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          SECTION 11.12.  Payments on Behalf of Affiliates.  Payments made or
                          --------------------------------
received by the BOC Group pursuant to Section 2.05, Article VII or Article IX hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the Affiliate of the BOC Group that is the appropriate seller of Shares or the appropriate seller of Assets. Payments made or received by the Purchaser pursuant to Section 2.05, Article VII or Article IX hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Subsidiary or Affiliate of the Purchaser. The BOC Group or the Purchaser, as the case may be, may direct in writing any such payment to be made by or to the appropriate Affiliate, and the other party shall comply with any such direction received at least two Business Days prior to the date such payment is due.

          SECTION 11.13.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the BOC Group and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    THE BOC GROUP PLC


                                    By_________________________________________
                                      Name:
                                      Title:



                                    BECTON, DICKINSON AND COMPANY


                                    By_________________________________________
                                      Name:
                                      Title: